LB-UBS COMMERCIAL MORTGAGE

TRUST 2007-C7

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2007-C7

Classes A-1, A-2, A-AB, A-3, A-1A, X-CP, X-W, A-M, A-J, B, C, D, E and F

$ 3,060,378,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

THE DATE OF THIS FREE WRITING

PROSPECTUS IS NOVEMBER 13, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141638) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

WACHOVIA SECURITIES

Co-Manager

LEHMAN BROTHERS

Co-Lead Manager

UBS SECURITIES LLC

Co-Lead Manager

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE OFFERED CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE TOP OR BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA
BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC., UBS SECURITIES LLC, WACHOVIA CAPITAL MARKETS, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

EACH UNDERWRITER HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES PROSPECTUS (VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE OFFERING OF THE LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C7 (THE “CERTIFICATES”) AND EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT (WERTPAPIER – VERKAUFSPROSPEKTGESETZ) AND ANY OTHER LAWS APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE CERTIFICATES. IN PARTICULAR, EACH UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN SUCH JURISDICTION.

Table of Contents

I.

Transaction Highlights

II.

Structural Highlights

III.

Collateral Pool Highlights

IV.

Investment Grade and Significant Mortgage Loans

V.

Investor Reporting

VI.

Timeline

Transaction Highlights

Transaction Highlights

Transaction Highlights

1

THIS FREE WRITING PROSPECTUS CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE OFFERED CERTIFICATES IDENTIFIED BELOW AND RELATED MATTERS. THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. THE DEPOSITOR (AS IDENTIFIED BELOW) HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS DATED NOVEMBER 12, 2007 (THE “BASE PROSPECTUS”), WITH THE SEC (SEC FILE NO. 333-141638) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. IN ADDITION, THE DEPOSITOR WILL PREPARE ANOTHER MORE DETAILED FREE WRITING PROSPECTUS TO BE DATED NOVEMBER 13, 2007 (THE “OFFERING PROSPECTUS”) THAT RELATES TO THE OFFERED CERTIFICATES, REFERS TO ITSELF THEREIN AS THE OFFERING PROSPECTUS AND IS ACCOMPANIED BY THE BASE PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING PROSPECTUS AND THE BASE PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS BUT NOT OTHERWISE DEFINED HEREIN WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF THE OFFERING PROSPECTUS CAN BE OBTAINED BY CONTACTING JUSTIN DRISCOLL AT 212-526-1793.

The Offered Certificates will consist of the Class A-1, A-2, A-AB, A-3, A-1A, X-CP, X-W, A- M, A-J, B, C, D, E and F Certificates.  The Offered Certificates are the only securities offered by the Offering Prospectus and these materials.  The Offered Certificates will have an initial total principal balance of approximately $3,060,378,000.

Offered Certificates:

Commercial Mortgage Pass-Through Certificates, Series 2007-C7 (the “Certificates”), to be issued in multiple classes (each, a “Class”). The Certificates will include the Class A-1, A-2, A-2FL, A-AB, A-3,   A-3FL, A-1A, X-CL, X-CP, X-W, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V Certificates.  The Certificates will, directly or indirectly, evidence the entire beneficial ownership of the assets of the Trust (such assets, collectively, the “Trust Fund”).

Series and Class Designation:

LB-UBS Commercial Mortgage Trust 2007-C7 (the “Trust”).

Issuing Entity:

Transaction Highlights

Transaction Highlights

2

The subject securitization transaction will involve multiple interest rate swap agreements that relate to the A-2FL, A-3FL, A-MFL and A-JFL Classes, respectively.  Each of those Classes will represent undivided interests in, among other things: (a) a regular interest in a REMIC (as defined below), which REMIC regular interest will have the same alphabetic or alphanumeric class designation as the subject Class; and (b) the rights and obligations under the related swap agreement.  For so long as it is in effect, the swap agreement related to each of those Classes will provide, among other things, that amounts payable by the issuing entity as interest with respect to the REMIC regular interest corresponding to the subject Class will be exchanged for floating amounts payable as interest by the swap provider under the related swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. Amounts payable as interest by the swap provider under each swap agreement will accrue at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable Class of Certificates outstanding from time to time. Accordingly, the A-2FL, A-3FL, A-MFL and A-JFL Classes constitute the “Floating Rate Classes”. The total principal balance of each Floating Rate Class at any time will equal the total principal balance of the REMIC regular interest corresponding to such Floating Rate Class. With respect to any Floating Rate Class, amounts payable as principal with respect to the corresponding REMIC regular interest will, in turn, be distributable on that Floating Rate Class.

The Non-Offered Certificates will include the Class A-2FL, A-3FL, A-MFL, A-JFL, X-CL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V Certificates.  The Non-Offered Certificates will either be retained by the Depositor (as identified below) or transferred in transactions that do not require registration under the Securities Act of 1933, as amended.  The Non-Offered Certificates will have an initial total principal balance of approximately $221,529,678.

Non-Offered Certificates:

Transaction Highlights

Transaction Highlights

3

2.

“Loan Group No. 2” which will consist of 17 Mortgage Loans that will be secured by solely multifamily and mobile home park property types and that will have an aggregate Cut-Off Date Balance (the “Initial Loan Group No. 2 Balance”) of approximately $265,119,627, representing 8.1% of the Initial Mortgage Pool Balance.

1.

“Loan Group No. 1” which will consist of 93 Mortgage Loans that will be secured by a variety of property types and that will have an aggregate Cut-Off Date Balance (the “Initial Loan Group No. 1 Balance”) of approximately $3,016,788,051, representing 91.9% of the Initial Mortgage Pool Balance; and

For purposes of calculating certain distributions on certain Classes of the Offered Certificates and the REMIC regular interests corresponding to certain Floating Rate Classes, the Mortgage Pool will be divided into the following two (2) loan groups (each, a “Loan Group”):

The primary asset of the Trust will be a segregated pool (the “Mortgage Pool”) of approximately 110 mortgage loans (the “Mortgage Loans”) that back the Offered Certificates and that have a total Cut-Off Date Balance (an “Initial Mortgage Pool Balance”) of approximately $3,281,907,678, subject to a variance of plus or minus 5%.  The “Cut-Off Date Balance” of each Mortgage Loan will equal the unpaid principal balance of that Mortgage Loan as of the Cut-Off Date (as specified below) after application of all monthly debt service payments due on or before that date, whether or not received.

Mortgage Pool:

Transaction Highlights

Transaction Highlights

4

November 30, 2007

Expected Settlement Date:

4th business day after the Determination Date of each month, commencing in December 2007.

Distribution Date:

11th day of each month or, if such day is not a business day, then the following business day.

Determination Date:

November 12, 2007 (or, in the case of any Mortgage Loan originated after November 12, 2007, the related date of origination).

Cut-Off Date:

LNR Partners, Inc.

Special Servicer:

Wachovia Bank, National Association.

Master Servicer:

LaSalle Bank National Association.

Trustee:

Lehman Brothers Holdings Inc. (“LBHI”), UBS Real Estate Securities Inc. (“UBSRESI”) and KeyBank National Association (“KeyBank”).

Sponsors:

Structured Asset Securities Corporation II.

Depositor:

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Fitch Ratings, Inc. (“Fitch”).

Rating Agencies:

Wachovia Capital Markets, LLC.

Co-Manager:

Lehman Brothers Inc. and UBS Securities LLC.

Co-Lead Managers/Co-Book Runners:

Transaction Highlights

Transaction Highlights

5

The Class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, X-CP and X-W Certificates will, and the Class E and F Certificates will not, be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

SMMEA:

The Offered Certificates will evidence regular interests in, and generally be treated as debt obligations of, a real estate mortgage investment conduit (a “REMIC”) under the applicable provisions of the Internal Revenue Code of 1986 (the “Internal Revenue Code”).

Tax:

The Depositor anticipates that, subject to satisfaction of the conditions referred to under “ERISA Considerations” in the Offering Prospectus, retirement plans and other employee benefit plans and arrangements subject to (a) Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (b) section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), will be able to invest in the Offered Certificates without giving rise to a prohibited transaction.  This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

ERISA:

With respect to the Offered Certificates for any Distribution Date, the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the 10 thday of the month in which that Distribution Date occurs.

Interest Accrual Period:

Transaction Highlights

Transaction Highlights

___________________________

1.

Increments of $1 thereafter.

6

It is expected that the Offered Certificates will be included in the Lehman Brothers CMBS Index.

Lehman Brothers CMBS Index:

It is expected that cash flows will be modeled on Bloomberg.

Bloomberg:

$10,000

$250,000

Classes A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F

Classes X-CP and X-W

Minimum Denomination(1)

Class

Denominations:

Through the book-entry facilities of The Depository Trust Company (“DTC”) in the case of all
Offered Certificates.

Settlement:

Structural Highlights

  Class A-3(4)

Structural Highlights

Offered Certificates(1)

Structural Highlights

___________________________

See footnotes on next page.

Loan Group 1(2)

Approximately $3,016,788,051

Commercial and Multifamily Loans

Loan Group 2(3)

Approximately $265,119,627

Multifamily and Mobile Home
Park Loans

100%

100%

Class A-1A(5)

Class
X-W(7)

Class C

Class B

Class D

Class E

Class F

        Class A-J

      Class A-M

Class A-AB(4)

Class A-1(4)

Class A-2(4)

Class
X-CP(6)

7

Structural Highlights

Offered Certificates(1)

Structural Highlights

___________________________

1.

The foregoing table is not drawn to reflect the relative sizes of classes.

2.

Includes mortgage loans secured by the following multifamily and mobile home park properties: Ithaca Multifamily Portfolio.

3.

Excludes mortgage loans secured by the following multifamily and mobile home park properties: Ithaca Multifamily Portfolio.

4.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 1 will generally be applied to make distributions of principal with respect to the Class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL Certificates, as a collective whole, prior to being applied to make any distributions of principal to the Class A-1A Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and Class A-1A Certificates will be pro rata.

5.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 2 will generally be applied to make distributions of principal to the Class A-1A Certificates prior to being applied to make any distributions of principal with respect to the Class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL Certificates, as a collective whole, unless and until Classes A-M through T have all been reduced to zero, in which case, distributions of principal on the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and Class A-1A Certificates will be pro rata.

6.

The Class X-CP Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A- 2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C and D Certificates.

7.

The Class X-W Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.

8

_______________________________

See footnotes on next page.

Structural Highlights

Bond Structure

Structural Highlights

Class

Total Principal Balance or

Notional Amount ($)

Ratings

(S&P/Fitch)

Initial

Credit

Support

(

4

)

Pass-Through Rate

Description

Wtd. Avg. Life

(ye

ars)

(

11

)

Principal Window

(11)

Offered Certificates

A

-

1

$

26,000,000

AAA/AAA

30.000

%

(5

)

TBD

(8

)

3.03

12/07-08/12

A

-

2

$

193,000,000

(2)

AAA/AAA

30.000

%

(5

)

TBD

(8

)

4.79

08/12-09/12

A - AB

$

78,000,000

AAA/AAA

30.000

%

(5

)

TBD

(8

)

6.88

09/12 - 09/16

A

-

3

$

1,735,216,000

(2)

AAA/AAA

30.000

%

(5

)

TBD

(8

)

9.70

09/16 - 11/17

A - 1A

$

265,119,000

AAA/AAA

30.000

%

(5

)

TBD

(8)

6.74

06/09 - 10/17

A - M

$

328,190,000

(2)

AAA/AAA

20.000

%

(6)

TBD

(8)

9.96

11/17 - 11/17

A - J

$

278,963,000

(2)

AAA/AAA

11.500

%

(7)

TBD

(8)

9.98

11/17 - 12/17

B

$

49,228,000

AA+/AA+

10.000

%

TBD

(8)

10.04

12/17 - 12/17

C

$

36,922,000

AA/AA

8.875

%

TBD

(8)

10.04

12/17 - 12/17

D

$

2

4

,

614,000

AA-/AA-

8.

125

%

TBD

(8

)

10.04

12/17 - 12/17

E

$

28,717,000

A+/A+

7.250

%

TBD

(8

)

10.04

12/17 - 12/17

F

$

16,

409,000

A/A

6.750

%

TBD

(8

)

10.04

12/17 - 12/17

X - CP

TBD

(3)

AAA/AAA

   N/A

Variable IO

(

9

)

5.93

(12)

      05/08 - 11/14(13)

X - W

TBD

(3)

AAA/AAA

   N/A

Variable IO

(

9

)

9.15

(12)

      12/07-11/22(13)

Non

-

Offered Certificates

(1)

A - 2FL

  TBD

(2)

AAA/AAA

30.000

%

(5)

Floating

(10)

4.79

08/12 - 09/12

A - 3FL

  TBD

(2)

AAA/AAA

30.000

%

(5

)

Floating

(10)

9.70

09/16 - 11/17

A - MFL

  TBD

(2)

AAA/AAA

20.000

%

(6)

Floating

(10)

9.96

11/17 - 11/17

A - JFL

  TBD

(2)

AAA/AAA

11.500

%

(7)

Floating

(10)

9.98

11/17

-

12/17

X - CL

TBD

(3)

AAA/AAA

   N/A

     Variable IO

(9)

9.15

(12)

    12/07 - 11/22(13)

G

$

32,819

,000

A

-

/

A

-

5.

750

%

TBD

(8

)

10.04

12/17 - 12/17

H

$

28,717,000

BBB+/

BBB+

4.875

%

TBD

(8

)

10.04

12/17 - 12/17

J

$

2

4,614,000

BBB

/BBB

4.125

%

TBD

(8

)

10.04

12/17 - 12/17

K

$

28,717,000

BBB

-

/BBB

-

3.250

%

TBD

(8

)

10.04

12/17 - 12/17

L

$

20,512,000

BB+/BB+

2.625

%

TBD

(8

)

10.04

12/17 - 12/17

M

$

12,307,000

BB/BB

2.250

%

TBD

(8

)

10.04

12/17 - 12/17

N

$

12,307,000

BB

-

/BB

-

1.875

%

TBD

(8

)

10.04

12/17 - 12/17

P

$

4,103,000

B+/B+

1.750

%

TBD

(8

)

10.04

12/17 - 12/17

Q

$

4,102,000

B/B

1.625

%

TBD

(8

)

10.04

12/17 - 12/17

S

$

4,103,000

B

-

/B

-

1.500

%

TBD

(8

)

10.04

12/17 - 12/17

T

$

49,228,678

NR/

NR

   N/A

TBD

(8

)

10.79

12/17 - 11/22

9

Structural Highlights

Bond Structure (cont.)

Structural Highlights

___________________________

1.

The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II , R-III and V Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates. The Class V Certificates will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates.

2.

The allocations of total principal balance between the A-2 and A-2FL Classes, between the A-3 and A-3FL Classes, between the A-M and A-MFL Classes and between the A-J and A-JFL Classes, respectively, will be determined by market demand up to the amount indicated for the respective class of Offered Certificates.

3.

Represents total notional amount which is to be determined.  The total notional amount of the Class X-CP Certificates will initially equal specified portions of the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C and D Certificates.  The total notional amounts of the Class X-CL and X-W Certificates will, in the case of each of those Classes, equal specified portions of the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.  The total notional amount of the Class X-CL and X-W Certificates will equal 100% of the total principal balance of the Class A-1 through T Certificates. The Class X-CL, X-CP and X-W Certificates do not have principal balances. See “Description of the Offered Certificates—General” in the Offering Prospectus.

4.

Represents the total principal balance of all more subordinate Classes of Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance, except that the credit support provided by or to a Floating Rate Class is based solely on the corresponding REMIC regular interest. Payments by the swap provider under the swap agreement for any Floating Rate Class will not be available to offset a loss or shortfall on any Class of Certificates other than the Floating Rate Classes of Certificates related to the subject swap agreement, and no other Class of Certificates will provide credit support to any Floating Rate Class for a default on the part of the swap provider under any swap agreement.

5.

Presented on an aggregate basis for the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A Certificates.

6.

Presented on an aggregate basis for the Class A-M and A-MFL Certificates.

7.

Presented on an aggregate basis for the Class A-J and A-JFL Certificates.

8.

To be determined (“TBD”). The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the weighted average from time to time of certain net interest rates on the Mortgage Loans (the “Pool WAC”); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

9.

The Class X-CL, X-CP and X-W Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates, which may be different for each such class. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

10.

For so long as the swap agreement for any Floating Rate Class is in effect and there is no event of default thereunder, that Floating Rate Class will accrue interest on an Actual/360 basis at a LIBOR-based rate. Otherwise, that Floating Rate Class will convert to accruing interest on a 30/360 basis at the same pass-through rate for the corresponding REMIC regular interest. Each REMIC regular interest corresponding to a Floating Rate Class will accrue interest at one of the pass-through rates described in footnote (8) above; however, the effective pass-through rate with respect to any Floating Rate Class may be reduced as a result of shortfalls allocated to the corresponding REMIC regular interest.

11.

Calculated assuming, among other things, 0% CPR (except that each ARD Loan pays in full on its respective anticipated repayment date) and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

12.

Represents the weighted average life of each dollar reduction in notional amount.

13.

Represents period over which the notional amount will be reduced to zero.

10

Structural Highlights

Structural Highlights

11

In connection therewith:  (a) the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, X-CL, X-CP and X-W Certificates (collectively, the “Senior Certificates”) will be the most senior Classes of the Certificates; (b) after the Senior Certificates, the Class A-M and A-MFL Certificates will be the next most senior Classes of the Certificates; (c) after the Senior Certificates and the Class A-M and A-MFL Certificates, the Class A-J and A-JFL Certificates will be the next most senior Classes of the Certificates; and (d) thereafter, the Class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates will, in the case of each of those Classes, be senior to each other such Class, if any, with a later alphabetic Class designation.

With respect to the Floating Rate Classes, the foregoing discussion regarding relative seniority relates to the corresponding REMIC regular interests and the payments thereon.

bearing the effects of losses on the Mortgage Loans, as well as default-related and other unanticipated expenses of the Trust.

receiving payments of interest and, if and when applicable, payments of principal out of  collections on the Mortgage Loans, and

The respective Classes of the Certificates (exclusive of the REMIC Residual Certificates and Class V
Certificates) will entitle holders to varying degrees of seniority for purposes of—

Senior/Subordinate Structure:

The Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates (collectively, the “Principal Balance Certificates”) are the only Classes of Certificates with principal balances and, accordingly, the only Classes of Certificates that entitle holders to payments of principal. The Class X-CL, X-CP and X-W Certificates (collectively, the “Interest Only Certificates”) do not have a principal balance, but such Classes do have a notional amount for purposes of the accrual of interest.  The Principal Balance Certificates and the Interest Only Certificates have pass-through rates and accrue interest.  The Class R-I, R-II and R-III Certificates (collectively, the “REMIC Residual Certificates”), which are REMIC residual interest certificates, do not have principal balances, notional amounts or pass-through rates and are not expected to receive any material distributions. The Class V Certificates do not have principal balances, notional amounts or pass-through rates but entitle holders to certain additional interest accrued and collected on any ARD Loan that remains outstanding past its anticipated repayment date.

General Distribution Matters:

Structural Highlights

Structural Highlights

12

Each Class of Offered Certificates will be entitled, on each Distribution Date, subject to available funds and the payment priorities described above, to interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the total principal balance or total notional amount, as applicable, of that Class outstanding immediately prior to that Distribution Date, together with any unpaid interest with respect to that Class from any prior Distribution Dates.  Interest on the Offered Certificates will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.  Distributions of interest with respect to the Offered Certificates may be reduced in connection with certain interest shortfalls arising out of prepayments on the Mortgage Loans.  See “Description of the Offered Certificates— Payments—Payments of Interest” in the Offering Prospectus.

Interest Distributions:

Distributions of principal and/or interest with respect to the respective Classes of the Interest Only Certificates and the Principal Balance Certificates (or, in the case of the Floating Rate Classes, with respect to the corresponding REMIC regular interests) will be made in a generally sequential order reflecting the relative seniority of those Classes.  In connection therewith, collections and advances on the Mortgage Loans that are available to make those distributions on any given Distribution Date will be applied (with some considerations given to whether the available funds came from Loan Group No. 1 or Loan Group No. 2): (a) first, to make distributions of interest with respect to the A-1, A-2, A-2FL, A-AB, A-3, A-3FL, A-1A, X-CL, X-CP and X-W Classes (or, in the case of a Floating Rate Class, with respect to the corresponding REMIC regular interest) on a pro rata basis in accordance with the respective amounts of interest payable thereon; (b)  second, to make distributions of principal with respect to the A-1, A-2, A-2FL, A-AB, A-3, A-3FL and/or A-1A Classes (or, in the case of a Floating Rate Class, with respect to the corresponding REMIC regular interest) in accordance with the respective amounts of principal payable thereon and in a manner consistent with the discussion under “—Principal Distributions” below; and (c) thereafter, to make distributions of interest and, consistent with the discussion under “—Principal Distributions” below, provided that all more senior Classes of Principal Balance Certificates have been retired, distributions of principal sequentially with respect to the remaining Classes of Principal Balance Certificates (or, in the case of a Floating Rate Class, with respect to the corresponding REMIC regular interest) from the most senior, starting with the A-M and A-MFL Classes, to the most subordinate, ending with the T Class (pro rata in the case of the A-M and A-MFL Classes and pro rata in the case of the A-J and  A-JFL Classes in accordance with, as applicable, the respective amounts of interest payable thereon or the total principal balances thereof).  See “Description of the Offered Certificates—Payments—Priority of Payments” in the Offering Prospectus.

Sequential Pay Structure:

Structural Highlights

Structural Highlights

13

except as described in the paragraph following these bullets, no payments of principal allocable to Loan Group No. 1 will be made to the holders of the Class A-1A Certificates until the total principal balance of the Class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL Certificates is reduced to zero, and no payments of principal allocable to Loan Group No. 2 will be made to the holders of the Class A-1, A-2, A-2FL, A-AB, A-3 and A-3FL Certificates until the total principal balance of the Class A-1A Certificates is reduced to zero; provided that no payments of principal will be made to the holders of the Class A-1, A-2, A-2FL, A-AB, A-3 and/or A-3FL Certificates on any given Distribution Date until the holders of the Class A-1A Certificates have received all payments of principal to which they are entitled on that Distribution Date with respect to Loan Group No. 2;

no payments of principal will be made to the holders of the Class A-M, A-MFL, A-J, A-JFL, B, C, D, E and/or F Certificates until, in the case of each Class of those Certificates, the total principal balance of all more senior Classes of Principal Balance Certificates is reduced to zero;

no payments of principal will be made to the holders of any of the Class G, H, J, K, L, M, N, P, Q, S and/or T Certificates until the total principal balance of the Offered Certificates (exclusive of the Class X-CP and X-W Certificates) and the Class A-2FL, A-3FL, A-MFL and A-JFL Certificates is reduced to zero;

The Trustee is required to make distributions of principal to the holders of the various Classes of Principal Balance Certificates in a specified sequential order (in the case of a Floating Rate Class, through the corresponding REMIC regular interest), taking account of whether payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the underlying mortgage loans in Loan Group No. 1 or underlying mortgage loans in Loan Group No. 2. In general:

Subject to available funds and the payment priorities described above, the holders of each Class of Offered Certificates, other than the Class X-CP and X-W Certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of such particular Class.

Principal Distributions:

Structural Highlights

Structural Highlights

14

Because of losses on the Mortgage Loans and/or default-related or other unanticipated expenses of the Trust, the total principal balance of the Class A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates could be reduced to zero at a time when the Class A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A Certificates, or any two or more Classes of those Senior Certificates, remain outstanding. Under these circumstances, and in any event on the final Distribution Date, and notwithstanding the discussion above, any payments of principal on the outstanding Class A-1, A-2,    A-2FL, A-AB, A-3, A-3FL and A-1A Certificates will be made among those Classes of Senior Certificates on a pro rata basis in accordance with their respective total principal balances.

payments of principal with respect to each of the following pairs of Classes will be made on a pro rata (by balance) and pari passu basis: (1) the A-2 and A-2FL Classes; (2) the A-3 and   A- 3FL Classes; (3) the A-M and A-MFL Classes; and (4) the A-J and A-JFL Classes.

except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the Class A-3 and A-3FL Certificates until the total principal balance of the Class  A-1, A-2, A-2FL and A-AB Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-AB Certificates (other than as described in the immediately preceding bullet) until the total principal balance of the Class A-1, A-2 and A-2FL Certificates is reduced to zero and no payments of principal will be made to the holders of the Class A-2 and  A-2FL Certificates until the total principal balance of the Class A-1 Certificates is reduced zero; and

on any given Distribution Date, except as described in the paragraph following these bullets, the total principal balance of the Class A-AB Certificates must be paid down to the applicable scheduled principal balance for that Class set forth on the appropriate Annex to the Offering Prospectus before any payments of principal are made with respect to the Class A-1, A-2, A- 2FL, A-3 and/or A-3FL Certificates;

Principal Distributions (cont.):

Structural Highlights

Structural Highlights

15

Losses realized on the Mortgage Loans and certain default-related and other unanticipated expenses, if any, will be allocated (in the case of a Floating Rate Class, through the corresponding REMIC regular interest): (1) to the T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C and B Classes, in that order, in each case until the total principal balance of the subject Class is reduced to zero; (2) then to the A-J and A-JFL Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes, until the total principal balance of those Classes is reduced to zero; (3) then to the A-M and A-MFL Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes, until the total principal balance of those Classes is reduced to zero; and (4) then to the A-1, A-2, A-2FL, A-AB, A-3, A-3FL and A-1A Classes on a pro rata basis in accordance with the respective total principal balances of those Classes.

Losses:

In general, the maximum amount of principal to be distributed on any given Distribution Date with respect to the Principal Balance Certificates (in the case of the Floating Rate Classes, through the corresponding REMIC regular interests) subject to available funds, will equal the Total Principal Distribution Amount described in the glossary to the Offering Prospectus.  However, on the final Distribution Date, subject to available funds and the payment priorities described above, the holders of each Class of Principal Balance Certificates will be entitled to receive (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) principal up to the remaining unpaid principal balance of those Certificates.

Principal Distributions (cont.):

Structural Highlights

Mortgage Loans with Scheduled Balloon Payments to Designated Classes(1)(2)

Structural Highlights

___________________________

1.

This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of Certificates.

2.

Based on the Modeling Assumptions, assuming 0% CPR, described in the Offering Prospectus.

Class A

-

2

Property Name

State

Property Type

Cut

-

Off Date

Balance

% of

Total

Pool

Balloon Balance

Cut

-

Off

Date U/W

DSCR

U/W NCF

Cut

-

Off

Date

LTV

Balloon

LTV

Rem.

Term to

Maturity

(Months)

Miami Center

FL

Office

$170,000,000

5.2%

$170,000,000

1.48x

1.48x

53.6%

53.6%

58

Duval Street

FL

Retail

13,500,000

0.4

13,500,000

1.21

1.21

71.1

71.1

57

Mount Vernon Village Center

VA

Retail

9,350,000

0.3

9,350,000

1.43

1.43

65.8

65.8

58

Total/Weighted Averages

-

-

$192,850,000

5.9%

$192,850,000

1.

46x

1.46x

55.4%

55.4%

58

16

Structural Highlights

Call Protection(1)(2)

Structural Highlights

Open Prepayment Period at End of Mortgage Loan

(6)

Number of Mortgage Loans

Percent of Initial Mortgage Pool Balance

None

22

6.1

%

1 Month

6

1.1

%

2 Months

1

2

5.5

%

3 Months

55

66.8

%

4 Months

1

6.3%

6 Months

10

13.4

%

9 Months

1

0.2

%

12 Months

1

0.1

%

24 Months

1

0.3

%

60 Months

1

0.1

%

Total:

1

10

100

.0

%

17

___________________________

1.

See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

2.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

3.

As of the Cut-Off Date.

4.

Percent of Initial Mortgage Pool Balance.

5.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

6.

Prior to maturity/ARD.

Statistical Data

(3)

Mortgage Loans with Initial Lock-Out & Defeasance Period Thereafter

85.4%

(4)

Mortgage Loans with Initial Lock-Out & Yield Maintenance Period Thereafter

7.0%

(4)

Mortgage Loans with Initial Lock-Out Followed by a Defeasance or Yield Maintenance

5.3%

(4)

Mortgage Loans Prepayable with Yield Maintenance

1.3%

(4)

Mortgage Loans with Initial Lock-Out Followed by a Defeasance Followed by a Yield Maintenance

0.4%

(4)

Mortgage Loans with Initial Lock-Out Followed by a Yield Maintenance Followed by a Defeasance Period

0.4%

(4)

Mortgage Loans with Initial Yield Maintenance Followed by a Yield Maintenance or Defeasance Period

0.3%

(4)

Weighted Average Remaining Lock-Out or Defeasance

     102 months

(5)

Weighted Average Prepayment Open Period

3 months

(6)

Structural Highlights

Prepayment Provisions(1)

Structural Highlights

___________________________

1.

Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

2.

Includes Mortgage Loans as to which borrower may defease or prepay with yield maintenance during a portion of the loan term.

Prepayment

Provisions

11/2007

11/2008

11/2009

11/2010

11/2011

11/2012

11/2013

11/2014

11/2015

11/2016

11/2017

11/2018

11/2019

11/2020

Lock Out/Def.

98.5%

98.1%

96.4%

89.4%

86.5%

91.4%

91.4%

91.9%

92.0%

90.5%

1.4%

6.8%

5.0%

2.8%

Yield Maint.

(2)

1.5%

1.9%

3.6%

10.3%

13.2%

8.5%

8.4%

7.9%

7.9%

5.9%

2.0%

93.2%

95.0%

97.2%

Sub-Total

100.0%

100.0%

100.0%

99.7%

99.7%

99.9%

99.9%

99.9%

99.9%

96.3%

3.4%

100.0%

100.0%

100.0%

>=5.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

4.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

3.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

2.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

1.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

Open

-

-

-

0.3%

0.3%

0.1%

0.1%

0.1%

0.1%

3.7%

96.6%

-

-

-

Total

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

100.00%

18

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes eight Mortgage Loans (representing 20.7% of the Initial Mortgage Pool Balance) that S&P and/or Fitch have confirmed have, in the context of its inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such eight Mortgage Loans, the “Investment Grade Loans”).

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, two Mortgage Loans, representing 14.1% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the Innkeepers Portfolio Loan Combination and the Sears Tower Loan Combination are outlined on the following pages.

Summary of the pool composition is as follows:

Collateral Pool Highlights

Number of Loans

Total

Cut-

Off Date

Balance

Percent of

Initial

Mortgage

Pool

Balance

Investment Grade Loans

8

$

680

,894,197

20.

7

%

Conduit Loans

1

02

$

2,

601

,

013

,

4

81

79.

3

%

Total:

1

10

$

3,

281

,

907

,

6

78

100.0

%

Pool Composition

19

The Loan Combination secured by the portfolio of the mortgaged real properties identified in the Offering Prospectus as Innkeepers Portfolio (that Loan Combination, the “Innkeepers Portfolio Loan Combination”) consists of two loans: (a) the “Innkeepers Portfolio Note A-2 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $412,701,271, and  (b) the “Innkeepers Portfolio Note A-1 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $412,701,271.

The entire Innkeepers Portfolio Loan Combination is secured by a mortgage which encumbers Innkeepers Portfolio.

The entire Innkeepers Portfolio Loan Combination will be serviced under the pooling and servicing agreement for the LB-UBS Series 2007-C6 commercial mortgage securitization transaction (the “Series 2007-C6 Securitization”) by the master servicer (the “Series 2007-C6 Master Servicer”) and special servicer (the “Series 2007-C6 Special Servicer”) for the Series 2007-C6 Transaction.

The Innkeepers Portfolio Note A-1 Pari Passu Non-Trust Loan was included in the LB-UBS 2007-C6 Trust.

The Innkeepers Portfolio Loan Combination is subject to the terms of a Co-Lender Agreement.

The holder of the Innkeepers Portfolio Note A-2 Pari Passu Mortgage Loan receives all scheduled principal and interest payments, casualty and condemnation proceeds and unscheduled principal payments pro rata and pari passu with the holders of the Innkeepers Portfolio Note A-1 Pari Passu Non-Trust Loan.

Collateral Pool Highlights

Collateral Pool Highlights

Innkeepers Portfolio Loan Combination

Innkeepers Portfolio

Loan Combination

($825.4m)

Innkeepers
Portfolio
Note A-1
Pari Passu
Non-Trust
Loan

($412.7m)

Innkeepers
Portfolio
Note A-2
Pari Passu
Mortgage
Loan

($412.7m)

LB-UBS
Commercial
Mortgage Trust
2007-C7

LB-UBS 2007-C6

20

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as Sears Tower (that property, the “Sears Tower Mortgaged Property”; and that Loan Combination, the “Sears Tower Loan Combination”) consists of multiple loans: (a) the “Sears Tower Mortgage Loan” which will be included in the Trust Fund, with a cut-off date principal balance of $50,000,000, (b) the “Sears Tower Note A-3 Non-Trust Loan”,with a cut-off date principal balance of $273,330,000, (c) the “Sears Tower Note A-2-B Non-Trust Loan”, with a cut-off date principal balance of $16,670,000,  (d) the “Sears Tower Note  A-1 Non-Trust Loan”, with a cut-off date principal balance of $340,000,000 (together with the Sears Tower Note A-3 Non-Trust Loan and the Sears Tower Note A-2-B Non-Trust Loan, the “Sears Tower Note A Non-Trust Loans”), and (e) the “Sears Tower Note B Non-Trust Loan(s)”, with an aggregate cut-off date principal balance of $100,000,000 (together with the Sears Tower Note A Non-Trust Loans, the “Sears Tower Non-Trust Loans”).

The entire Sears Tower Loan Combination is secured by a mortgage which encumbers the Sears Tower Mortgaged Property.

The entire Sears Tower Loan Combination will be serviced under the pooling and servicing agreement for the LB-UBS Series 2007-C2 Commercial Mortgage Securitization (the “Series 2007-C2 Securitization”) by the master servicer (the “Series 2007-C2 Master Servicer”) and the special servicer (the “Series 2007-C2 Special Servicer”) for the Series 2007-C2 Securitization.

Sears
Tower
Note A-2-B
Non-Trust
Loan

($16.7m)

Sears
Tower
Mortgage
Loan

($50.0m)

Collateral Pool Highlights

Collateral Pool Highlights

Sears Tower Loan Combination

Sears Tower

Loan Combination

($780.0m)

($100.0m)

Sears Tower Note B Non-Trust Loan

Sears Tower Note A-1
Non-Trust Loan

($340.0m)

LB-UBS 2007-C2

Sears Tower
Note A-3
Non-Trust
Loan

($273.3m)

LB-UBS
Commercial
Mortgage Trust
2007-C7

21

The Sears Tower Non-Trust Loans will not be included in the Trust Fund.

The Sears Tower Loan Combination is subject to the terms of an Intercreditor and Servicing Agreement.

Prior to a monetary event of default or material non-monetary event of default that would result in special servicing, payments of principal will be made to the Sears Tower Mortgage Loan, the Sears Tower Note A Non-Trust Loans and the Sears Tower Note B Non-Trust Loan on a pro rata basis, based on their outstanding principal balances and taking into account that the Sears Tower Note B Non-Trust Loan is subordinate to each of the Sears Tower Mortgage Loan and Sears Tower Note A Non-Trust Loans to the extent set forth in the related Intercreditor and Servicing Agreement.

In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal or interest will be made with respect to the Sears Tower Note B Non-Trust Loan until the total principal amount of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loans have been paid in full.

Collateral Pool Highlights

Collateral Pool Highlights

Sears Tower Loan Combination (cont.)

22

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR, Cut-Off Date LTV and Shadow Rating with respect to each indicated Mortgage Loan:

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV with respect to each indicated Loan Combination:

_____________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

With respect to the Sears Tower Loan Combination, based on the Sears Tower Mortgage Loan and certain portions (identified in the Offering Prospectus as the Sears Tower Senior Percentage) of each of the Sears Tower Note A Non-Trust Loans, without regard to the remaining portions of the Sears Tower Note A Non-Trust Loans and the Sears Tower Note B Non-Trust Loan.

3.

S&P and Fitch have confirmed to us that the ratings in this row reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. NR means not rated.

4.

The related Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV are based on the entire subject Loan Combination, including any related junior Non-Trust Loan.

Innkeepers Portfolio

(A

-

2 Note)

Sears Tower

(

Note A

-

2

-

A

)

Cut

-

Off Date U/W NCF DSCR

(1)(2)

1.28

x

1.93

x

U/W NCF DSCR

(2)

1.12

x

1.93

x

U/W NCF

$

71,639,678

$

62,425,952

Cut

-

Off Date LTV

(2)

70.3

%

41.8

%

Appraised Value

$1,173,900,000

$1,220,000,000

Shadow Rat

ing

(3)

NR

/NR

BBB

-

/BBB

-

Innkeepers Portfolio

(4)

Sears Tower

(4)

Cut

-

Off Date U/W NCF DSCR

(1)

1.28

x

1.26

x

U/W NCF DSCR

1.12x

1.26

x

U/W NCF

$71,639,678

$62,425,952

Cut

-

Off Date LTV

70.3%

63.9

%

Appraised Value

$1,173,900,000

$1,220,000,000

23

Collateral Pool Highlights

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LB-UBS 2007-C7 transaction include:

Turnberry Associates and Simon Property Group, Inc.

Apollo Investment Corporation

Zev Wolfson

Lee and Nancy Hanley and Kimco Realty Corporation

Rockrose Development Corporation

Crescent Real Estate Equities Limited Partnership and J.P. Morgan U.S. Real Estate Income and Growth Direct, LP

Legends of KC, LP

New Dawn Companies, LLC and an affiliate Lehman Brothers

Ronus, Inc.

Diversified Partners and the Desert Troon Companies

Collateral Pool Highlights

Mortgage Loan Sellers

24

Collateral Pool Highlights

Conduit Origination Program:

U/W NCF on all loans is based on certain underwriting assumptions made by the mortgage loan seller, including those assumptions more specifically set forth in the Offering Prospectus.

U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or, in some cases, based on an average monthly debt service payment during the amortization term.

Cut-Off Date U/W NCF DSCR for all loans with partial interest-only periods is calculated based on U/W NCF and the sum of the interest-only payments that will be due during the 12-month period following the Cut-Off Date based on the related mortgage interest rate and Cut-Off Date principal balance.

Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.

Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

Most borrowers are single asset entities.

Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

Collateral Pool Highlights

Mortgage Loan Sellers

25

Lockboxes

Percent of

Initial

Mortgage Pool Balance

Hard Lockbox

43.3

%

Hard Hotel Lockbox

12.6

%

Springing Hard Lockbox

21.2

%

Soft Lockbox

0.3

%

Springing Soft Lockbox

1

3.5

%

26

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Hard/Hotel Lockbox. With respect to hospitality properties only, cash or “over-the-counter” receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Soft Lockbox” as described above.

Cash Management Systems

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Collateral Pool Highlights

___________________________

1.

Escrows and related payment obligations are generally in the form of either upfront reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature or creditworthiness generally of any such sponsor.

2.

As of the Cut-Off Date. Excludes the Investment Grade Loans.

3.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

4.

In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above. For Mortgage Loans where there are no actual insurance escrows and the underlying Mortgaged Properties are insured by the respective borrower’s blanket insurance policy, such Mortgage Loans are deemed to have escrows in the table above.

27

53.9%

TI/LC (Industrial)

35.0%

TI/LC (Retail)

60.5%

TI/LC (Office)

49.3%

Capital Replacements

52.8%

Insurance Premiums(4)

65.9%

Real Estate Taxes(3)

Percent of Initial Total Conduit Loan Balance (2)

Type of Escrow or Related Payment Obligation (1)

Collateral Pool Highlights

Collateral Pool Highlights

General Pool Characteristics as of the Cut - Off Date

Initial Mortgage Pool Balance

$3,281,907,678

Contributors of Collateral

Lehman: 55.2%

(1)

UBS: 34.3%

(1)

KeyBank: 10.5%

(1)

Number of Mortgage Loans

110

Number of Mortgaged Real Properties

167

Percen

t Investment Grade Loans

20.7%

(1)

Single Tenant Properties

(2)

5.4%

(1)

Acquisition Financing

  25.0%

(1)

Gross Weighted Average Coupon

6.3057%

Weighted Average Original Term to Maturity

114 Months

Weighted Average Remaining Term to Maturity

112 Months

Average Mortgage Loan Cut-Off Date Balance

$29,835,524

Average Mortgage Property Cut-Off Date Balance

$19,652,142

Average Conduit Loan Cut-Off Date Balance (excluding the Investment Grade Loans)

$25,500,132

Average Conduit Property Cut-Off Date Balance (excluding the Investment Grade Loans)

$16,358,575

Largest Mortgage Loan

$430,000,000

Weighted Average Cut-Off Date U/W NCF DSCR

(3)(4)

Aggregate Pool: 1.48x, Conduit Only: 1.36x

Weighted Average U/W NCF DSCR

(4)

Aggregate Pool: 1.40x, Conduit Only: 1.26x

Weighted Average Cut-Off Date LTV

(4)

Aggregate Pool: 63.8%, Conduit Only: 69.4%

Weighted Average Maturity Date LTV

(4)

Aggregate Pool: 61.0%, Conduit Only: 66.0%

Geographic Diversity

32 States

28

___________________________

See footnotes on next page.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

Expressed as a percentage of the Initial Mortgage Pool Balance.

2.

Includes office, retail and industrial/warehouse properties leased to one tenant that occupies 90.0% or more of the particular property.

3.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

4.

Four (4) Mortgage Loans, collectively representing 2.7% of the Initial Mortgage Pool Balance, provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Weighted Average Cut-Off Date LTV, Weighted Average Maturity Date LTV, Weighted Average Cut-Off Date U/W NCF DSCR and Weighted Average U/W NCF DSCR does not reflect these additional amortization payments.

29

Missouri
1 property
$6,700,000
0.2% of total
Illinois
7 properties
$95,424,374
2.9% of total
Wisconsin
1 property
$14,250,000
0.4% of total
Indiana
3 properties
$20,125,000
0.6% of total
Michigan
4 properties
$28,569,139
0.9% of total
Pennsylvania
6 properties
$62,690,949
1.9% of total
New York
19 properties
$600,131,319
18.3% of total
Maine
3 properties
$11,500,023
0.4% of total
Massachusetts
1 property
$9,300,000
0.3% of total
Washington
6 properties
$57,411,713
1.7% of total
Ohio
5 properties
$46,158,366
1.4% of total
Connecticut
3 properties
$11,777,391
0.4% of total
New Jersey
4 properties
$52,492,347
1.6% of total
Nevada
2 properties
$14,362,974
0.4% of total
Maryland
4 properties
$30,579,299
0.9% of total
California
20 properties
$478,309,591
14.6% of total
Virginia
7 properties
$160,234,516
4.9% of total
Kentucky
2 properties
$11,074,274
0.3% of total
Colorado
5 properties
$82,947,829
2.5% of total
North Carolina
4 properties
$82,575,000
2.5% of total
Arizona
5 properties
$116,555,000
3.6% of total
South Carolina
1 property
$45,875,000
1.4% of total
New Mexico
1 property
$5,800,000
0.2% of total
Hawaii
1 property
$2,100,000
0.1% of total
Georgia
3 properties
$28,882,269
0.8% of total
Kansas
1 property
$137,000,000
4.2% of total
Distribution of Property Types (1)
Self Storage 0.7%
Parking Garage 0.9%
Mixed Use 0.1%
Industrial/Warehouse 5.3%
Multifamily (2) 8.8%
Retail 41.7%
Hotel 16.8%
Office 27.8%
Texas
17 properties
$190,376,758
5.8% of total
Louisiana
3 properties
$7,628,000
0.2% of total
Mississippi
3 properties
$16,950,000
0.5% of total
Tennessee
7 properties
$133,165,257
4.1% of total
Alabama
1 property
$4,700,000
0.1% of total
Florida
17 properties
$721,101,291
22.0% of total
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2) Multifamily Component includes Mobile Home Park properties representing 0.2% of the Initial Mortgage Pool Balance.

Collateral Pool Highlights

Collateral Pool Highlights

30

Collateral Pool Highlights

Collateral Pool Highlights

31

29,835,524

Average:

430,000,000

Max:

1,078,208

Min:

100.0

3,281,907,678

110

Total:

51.9

1,703,701,271

6

>=150,000,000.01

7.7

253,769,627

2

100,000,000.01 - 150,000,000.00

9.6

313,425,000

4

60,000,000.01 - 100,000,000.00

6.4

210,875,000

4

40,000,000.01 - 60,000,000.00

9.2

302,523,819

14

14,000,000.01 - 40,000,000.00

10.4

339,754,805

36

6,000,000.01 - 14,000,000.00

4.8

157,858,157

44

700,000 - 6,000,000.00

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Cut-Off Date Balance ($)

6.306

Weighted Average:

6.990

Max:

5.540

Min:

100.0

3,281,907,678

110

Total:

10.2

336,340,810

14

6.751 - 7.000

23.8

781,212,141

21

6.501 - 6.750

19.4

636,828,042

33

6.251 - 6.500

11.4

373,976,934

13

6.001 - 6.250

22.8

749,293,763

19

5.751 - 6.000

12.3

404,255,988

10

5.501 - 5.750

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Mortgage Rate (%)

17.3

566,661,743

62

Other(2)

2.5

82,947,829

5

CO

2.9

95,424,374

7

IL

3.6

116,555,000

5

AZ

100.0

3,281,907,678

167

Total:

4.1

133,165,257

7

TN

4.2

137,000,000

1

KS

4.9

160,234,516

7

VA

5.8

190,376,758

17

TX

14.6

478,309,591

20

CA

18.3

600,131,319

19

NY

22.0

721,101,292

17

FL

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Properties

State(1)

114

Weighted Average:

180

Max:

60

Min:

100.0

3,281,907,678

110

Total:

0.3

10,291,934

2

169 - 180

0.1

2,100,000

1

157 - 168

13.3

435,800,000

2

121 - 132

75.8

2,487,196,118

98

109 - 120

0.4

13,600,000

1

73 - 84

10.1

332,919,627

6

49 - 60

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Original Term to Stated Maturity (Months)

0.1

2,900,000

1

Mixed Use

0.7

21,634,000

5

Self Storage

0.9

29,500,000

2

Parking Garage

3.3

106,695,000

9

Industrial/Warehouse

100.0

3,281,907,678

167

Total:

8.8

288,619,627

25

Multifamily(3)

16.8

550,257,005

51

Hotel

27.8

913,915,624

19

Office

1.6

52,028,704

12

  Unanchored Retail

15.9

522,700,000

2

  Regional Mall

24.2

793,657,718

41

  Anchored Retail

41.7

1,368,386,422

55

Retail

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Properties

Property Type(1)

112

Weighted Average:

180

Max:

56

Min:

100.0

3,281,907,678

110

Total:

0.1

3,400,000

1

169 - 180

0.3

8,991,934

2

157 - 168

13.3

435,800,000

2

121 - 132

73.7

2,417,402,248

94

109 - 120

2.1

69,793,870

4

97 - 108

0.4

 13,600,000

1

73 - 84

10.1

332,919,627

6

49 - 60

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Remaining Term to Stated Maturity (Months)

___________________________

1.

Percentages based on allocated loan amount per property.

2.

No other state represents more than 2.5% of the Initial Mortgage Pool Balance.

3.

Multifamily component includes mobile home park properties representing 0.2% of the Initial Mortgage Pool Balance.

Pool Characteristics

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

___________________________

1.

Four (4) Mortgage Loans, collectively representing 2.7% of the Initial Mortgage Pool Balance, each provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to Wtd. Avg. Cut-Off Date LTV, Wtd. Avg. Maturity Date LTV, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR does not reflect these additional amortization payments.

2.

The three Hyperamortizing Loans are assumed to mature on their respective anticipated repayment dates.

3.

Excludes the 1350 South King Street fully amortizing loan.

4.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

5.

Four (4) Mortgage Loans, collectively representing 2.7% of the Initial Mortgage Pool Balance, each provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Amortization Types does not reflect these additional amortization payments.

6.

Includes 41.6% of Mortgage Loans (by Cut-Off Date balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 43.1% (by Cut-Off Date balance) have three years or less of interest-only payments.

32

3.9

127,369,627

2

80.1 -83.5

63.8

Weighted Average:

83.5

Max:

30.9

Min:

100.0

3,281,907,678

110

Total:

14.9

488,110,854

38

75.1 -80.0

31.0

1,018,234,163

26

70.1 -75.0

7.9

258,587,647

16

65.1 -70.0

4.1

133,213,870

5

60.1 -65.0

11.7

385,034,347

12

55.1 -60.0

5.4

178,600,000

2

50.1 -55.0

21.1

692,757,170

9

30.9 -50.0

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Cut-Off Date Loan-to-Value Ratio (%)(1)

20.7

679,521,457

7

>=1.90

1.40

Weighted Average:

2.10

Max:

1.05

Min:

100.0

3,281,907,678

110

Total:

0.0

1,372,739

1

1.80 - 1.89

0.9

28,462,974

4

1.60 - 1.79

9.0

295,000,000

1

1.50 - 1.59

9.7

318,855,057

9

1.40 - 1.49

7.1

232,866,140

12

1.30 - 1.39

19.5

639,935,025

40

1.20 - 1.29

33.1

1,085,894,286

36

1.05 - 1.19

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

U/W Debt Service Coverage Ratio (x)(1)

3.9

127,369,627

2

80.1 -83.5

6.0

195,629,000

8

75.1 -80.0

14.2

464,904,000

27

70.1 -75.0

26.1

857,904,318

23

65.1 -70.0

7.6

249,162,031

17

60.1 -65.0

61.0(3)

Weighted Average:

83.5

Max:

30.2

Min:

100.0

3,281,907,678

110

Total:

12.2

401,633,315

11

55.1 -60.0

7.1

234,213,870

6

50.1 -55.0

14.3

468,871,554

5

45.1 -50.0

2.4

79,225,766

4

40.1 -45.0

0.3

9,521,457

4

35.1 -40.0

5.8

191,372,739

2

30.2 -35.0

0.1

2,100,000

1

Fully Amortizing

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Maturity Date Loan-to-Value Ratio (%)(1)(2)

21.0

690,521,457

8

>=1.90

1.48

Weighted Average:

2.38

Max:

1.09

Min:

100.0

3,281,907,678

110

Total:

0.0

1,372,739

1

1.80 -1.89

2.1

68,476,844

6

1.60 -1.79

10.6

347,100,000

6

1.50 -1.59

13.3

437,280,187

25

1.40 -1.49

15.2

497,936,140

26

1.30 -1.39

37.2

1,222,407,296

36

1.20 -1.29

0.5

16,813,015

2

1.09 - 1.19

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Cut-Off DateU/W NCF Debt Service Coverage Ratio (x)(1)(4)

100.0

3,281,907,678

110

Total:

0.1

2,100,000

1

Fully Amortizing

0.2

7,000,000

1

IO - Amortizing Balloon, HyperAm

4.3

140,500,000

2

Interest Only, HyperAm

45.9

1,506,299,051

85

Amortizing Balloon(6)

49.5

1,626,008,627

21

Interest Only

% of Initial Mortgage

Pool Bal

Cut-off Date
Balance ($)

No. of
Loans

Amortization Types

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Mortgage Loans

Investment Grade Mortgage Loan Characteristics

Name

Property Type

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage Pool

Balance

Cut

-

Off

Date U/W

NCF

DSCR

(1)

U/W

NCF

DSCR

(2

)

Cut

-

O

ff

Date

LTV

(3)

S&P/

Fitch

(4)

Aventura Mall

Regional Mall

$

430

,000,000

1

3.1

%

1.91

x

(5)

1.91

x

(5)

47.3

%

(6)

AAA/AA

Carnegie Hall Tower

Office

190,000,000

5.

8

1.97

(7)(8)

1.97

(7)(8)

30.9

AAA/AA

Sears Tower

(

Note A-2-A)

Office

50,000,000

1.

5

1.93

(9)

1.93

(9)

41.8

(10)

BBB

-

/BBB

-

Walgreens Tryon

Retail

2,575,000

0.1

2.29

1.99

39.2

AAA

/

NR

Walgreens Pueblo

Retail

2,575,000

0.1

2.32

2.01

39.1

AAA

/

NR

Walgreens Amity

Retail

2,200,000

0.1

2.38

2.06

39.3

AAA

/

NR

Walgreens Taylor

Retail

2,171,457

0.1

2.10

2.10

41.8

AAA

/

NR

Arvada Office Max

Retail

1,372,739

0.0

1.86

1.86

35.0

AAA

/

NR

Total/Weighted Average:

-

$

680,894,197

20.

7

%

1.

93

x

1.

93

x

42.

2

%

-

33

___________________________

See footnotes on next page.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Mortgage Loans (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the U/W NCF DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF, and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date balance and the related appraised value.

4.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

5.

Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.9050% calculated on an Actual/360 day basis. The U/W NCF DSCR and the Cut-Off Date U/W NCF DSCR calculated based on the projected U/W NCF are each 2.30x.

6.

Reflects appraised as-is market value. The appraised prospective market value at completion as of 2/1/2008 is $990,000,000 based on completion of the new Nordstrom anchor store and new expansion in-line space. Based on this appraised prospective market value at completion, the Cut-Off Date LTV and Maturity Date LTV are each 43.4%. The appraised prospective market value at stabilization as of 5/1/2008 is $1,020,000,000 based on completion of the new Nordstrom anchor store and new expansion in-line space and certain lease-up assumptions. Based on this appraised prospective market value at stabilization, the Cut-Off Date LTV and Maturity Date LTV are each 42.2%.

7.

U/W NCF and U/W NCF DSCR were calculated including rent from Alson Capital Partners, LLC, which tenant has executed a lease for 18,400 square feet but has not yet taken occupancy.

8.

Calculated based on the U/W NCF and based on interest-only payments based on an interest rate of 5.9570% calculated on an Actual/360 day basis.

9.

The U/W NCF DSCR was calculated based on U/W NCF and interest-only payments based on $510,000,000 of the Sears Tower Loan Combination. The $510,000,000 is comprised of the Sears Tower Mortgage Loan and the proportionate share of each of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000) and the Sears Tower Note A-3 Non-Trust Loan ($205,000,000). The U/W NCF DSCR calculated based on U/W NCF and interest-only payments based on a loan amount comprised of the entire Sears Tower Loan Combination totaling $780,000,000 is 1.26x. U/W NCF DSCR was calculated including 122,222 square feet of recently executed leases for tenants that are not yet in occupancy and 150,206 square feet of space leased to Goldman Sachs Group, Inc. that is currently dark.

10.

The Cut-off Date LTV Ratio is based on $510,000,000 of the Sears Tower Loan Combination. The $510,000,000 is comprised of the Sears Tower Mortgage Loan and the proportionate share of each of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000) and the Sears Tower Note A-3 Non-Trust Loan ($205,000,000). The Cut-off Date LTV Ratio based on the Sears Tower Loan Combination is 63.9%.

34

Investment Grade and Significant Mortgage Loans

Aventura Mall

Investment Grade and Significant Mortgage Loans

Shadow Rating:

AAA/AA

(1)

Purpose:

Refinance

Cut

-

Off Date Balance:

$

430,000,000

Loan Per Square Foot:

$

423

(

2

)

Interest Rate:

5.9050%

per annum

Maturity Date:

12

/1

1

/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsors:

Turnberry Associates

and Simon Property Group, Inc.

Property:

Super

-

r

egional mall

with

2,070,241

square feet of gross leasable area.

(3)(4)

Property Manager:

Turnberry Development, LLC, an affiliate of the borrower

Location:

Aventura, Florida

Year Built:

1983;

renovated

1997

-

1998 and 2007

In

-

Line Sales/SF:

$

1,081

(

5

)

In

-

Line Cost of Occupancy:

10.8

%

(

5)

___________________________

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Aventura Mall Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Based on collateral square feet of 1,017,062 square feet including 160,870 square feet of expansion in-line space scheduled for completion in February 2008.

3.

Includes the 327,870 square feet of expansion space comprised of the 167,000 square foot new Nordstrom anchor store and new 160,870 square feet of expansion in-line mall space scheduled for completion in February 2008. The existing mall aggregates 1,742,371 square feet of gross leasable area.

4.

Collateral consists of 1,017,062 square feet comprised of 193,759 square feet of anchor space, 744,565 square feet of in-line mall space (including 160,870 square feet of expansion in-line mall space) and a 78,738 square foot movie theater. In addition, four anchor pads (including the not yet completed Nordstrom pad), but not the 898,370 square feet of anchor-owned improvements on these pads, are part of the collateral.

5.

Comparable In-Line Sales/SF and In-Line Cost of Occupancy for the trailing 12 months ending 9/30/2007 reflect tenants occupying less than 10,000 square feet.

35

Investment Grade and Significant Mortgage Loans

Aventura Mall (cont.)

Investment Grade and Significant Mortgage Loans

Anchors

:

Macy's(1) (254,539 square feet; rated of BBB/BBB), Bloomingdales(1) (251,831 square feet; rated BBB/BBB), Macy's Men's and Home (1) (225,000 square feet; rated BBB/BBB), JCPenney (2) (193,759 square feet; rated BBB-/BBB), Nordstrom (1) (167,000 square feet; rated A/A-) and Sears(3) (154,809 square feet; rated BB+/BB).

Anchor Sales:

Macy's ($65.5 million), Bloomingdales ($88.9 million) and Macy’s Men’s and Home ($38.5 million).

Top Five Existing

In

-

Line Tenants:

Tenant

(6

)

Principal

Business

Approx.

Square Feet

% Total

Square Feet

(7)

% Total Base

Revenues

(

8

)

Rent

PSF

(9)

Ratings

(4)

Lease

Expiration Date

Zara International

Apparel Retailer

18,717

2.5%

1.3%

$38.00

NR

1/31/2012

Banana Republic

Apparel Retailer

16,857

2.3

%

1.3%

$43.01

BB+/BB+

2/2

8

/2012

(1

0

)

Crate & Barrel

Housewares

and

Furniture Retailer

13,066

1.8

%

0.8%

$32.53

NR

1/31/2009

(

11

)

Pottery Barn

Home

F

urnishings Retailer

12,042

1.6

%

0.8%

$38.08

NR

1/31/2010

Restoration Hardware, Inc.

Home

F

urnishings Retailer

1

1,988

1.6

%

0.6%

$

27.50

NR

2/28/2013

Top Five

Expansion

In

-

Line

Tenants

:

Tenant

(6

)

Principal Business

Approx.

Square Feet

% Total

Square Feet

(7)

% Total Base

Revenues

(8

)

Rent

PSF

(9)

Ratings

(4)

Lease

Expiration Date

Forever 21

Apparel Retailer

31,580

4.2

%

2.8%

$48.75

NR

2/15/2018

Equinox Gym

Personal Fitness

25,458

3.4

%

1.0%

$

21.00

NR

2/15/2018

Abercrombie & Fitch

Apparel Retailer

10,638

1.4

%

1.5

%

$

80.00

NR

2/15/2018

Calvin Klein

Fashion Designer

and

Apparel Retailer

10,28

0

1.4

%

1.5%

$

80.00

NR

2/15/2018

Hugo Boss

Fashion Designer

and

Apparel Retailer

    8,003

1.1

%

1.1%

$

76.00

NR

2/15/2018

36

___________________________

1.             Macy’s, Bloomingdales, Macy’s Men’s and Home and Nordstrom own their own stores and lease their pads from the borrower. The pads, but not the stores, are part of the collateral.

2.             JCPenney leases its store and improvements; therefore its space is part of the collateral.

3.             Sears owns its store and improvements, neither of which is part of the collateral.

4.             Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease.  NR means not rated.

5.

Anchor sales, for those anchors that report, for the trailing 12 months ending 8/31/2007.

6.

Ranked by approximate square feet.

7.

The percentages of total square feet are based on in-line square footage of 744,565 (including 160,870 square feet of expansion in-line space).

8.

The percentages of total base revenues are based on total underwritten base rental revenues and rental revenues attributed to out-for-signature leases on existing and expansion in-line space.

9.

Reflects in-place base rent for existing in-line tenants and base rent upon execution of out-for-signature leases for expansion in-line tenants.

10.

Banana Republic’s lease provides for one, four-year extension option.

11.

Crate & Barrel’s lease provides for two, five-year extension options.

Investment Grade and Significant Mortgage Loans

Aventura Mall (cont.)

Investment Grade and Significant Mortgage Loans

1.

Reflects overall occupancy of the existing mall including leases out-for signature. In-line occupancy for the mall’s existing in-line space including leases out-for-signature was 99.0% as of 9/1/2007. Overall mall occupancy including expansion space and related leases out-for-signature will be 99.7% as of 2/15/2008. In-line occupancy including expansion space and related leases out-for-signature will be 99.2% as of 2/15/2008.

2.

Reflects appraised as-is market value. The appraised prospective market value at completion as of 2/1/2008 is $990,000,000 based on completion of the new Nordstrom anchor store and new expansion in-line space. Based on this appraised prospective market value at completion, the Cut-Off Date LTV and Maturity LTV are each 43.4%. The appraised prospective market value at stabilization as of 5/1/2008 is $1,020,000,000. Based on this appraised prospective market value at stabilization, the Cut-Off Date LTV and Maturity LTV are each 42.2%.

3.

Reflects in-place U/W NCF including rent related to out-for-signature leases on existing space and executed leases on expansion space and excluding rent related to unexecuted leases on expansion space. The U/W NCF for the Aventura Mall Mortgaged Property is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and revenues related to these out-for-signature leases, and certain other lease-up assumptions.

4.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.9050% calculated on an Actual/360 day basis. The U/W NCF DSCR and the Cut-Off Date U/W NCF DSCR calculated based on the projected U/W NCF (described in footnote (3) above) are each 2.30x.

___________________________

37

Future mezzanine financing in an amount of up to $50,000,000 permitted with delivery of an intercreditor agreement in form and substance acceptable to the lender. Future mezzanine financing exceeding $50,000,000 permitted with lender approval, rating agency confirmation of no downgrade, withdrawal or qualification of ratings assigned to the LB-UBS 2007-C7 certificates and delivery of an intercreditor agreement in form and substance acceptable to the lender.

Mezzanine Debt:

Release of certain parcels that are currently either unimproved or improved with replaceable parking spaces and are ground leased to an affiliate of the borrower permitted without any payment consideration.

Partial Release:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Defeasance/Prepayment:

Hard

Lockbox:

Upfront reserve for tenant improvements and leasing commissions in the amount of 125% of the budgeted tenant allowances and leasing commissions.

Reserves:

Fee

Ownership Interest:

1.91x(4)

Cut-Off Date U/W NCF DSCR:

1.91x(4)

U/W NCF DSCR:

$49,100,050(3)

U/W NCF:

47.3%(2)

Maturity LTV:

47.3%(2)

Cut-Off Date LTV:

$910,000,000 (as of 9/25/2007)(2)

Appraised Value:

99.7% (as of 9/1/2007)(1)

Overall Occupancy:

Investment Grade and Significant Mortgage Loans

Aventura Mall (cont.)

Investment Grade and Significant Mortgage Loans

Master Lease:

Master lease with Turnberry Retail Holding, LP and Simon Property Group, LP for the expansion space with an annual rent of $9,610,000 as reduced as expansion tenants take occupancy and commence rent payment. The master lease shall terminate upon the earlier of annual rent of the expansion space exceeding $9,610,000 and annual aggregate rent for the entire mall (including expansion space) exceeding $55,000,000 (not including percentage rent).

38

Carnegie Hall Tower

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Carnegie Hall Tower Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Occupancy percentage includes 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy.  Actual in-place occupancy excluding such space is 88.9%.

39

60-story, Class A office building containing 546,522 square feet of net rentable area.

Property:

Rockrose Development Corp.

Property  Manager:

1989

Year Built:

New York, New York

Location:

92.3% leased (as of 9/12/2007)(2)

Occupancy:

Rockrose Development Corporation

Sponsor:

Interest Only

Amortization:

10 years

Term to Maturity:

10/10/2017

Maturity Date:

5.9570% per annum

Interest Rate:

$348

Loan Per Square Foot:

$190,000,000

Cut-Off Date Balance:

Refinance

Purpose:

AAA/AA(1)

Shadow Rating:

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(2)

         Lease

Expiration Date

Stone Tower Operating LP

30,300

5.5%

7.2%

$87.00

6/30/2017

Kingdon Capital Management Corp.

29,655

5.4%

7.7%

$94.53

4

/30/2011

Greystone & Co., Inc.

28,005

5.1%

4.6%

$60.30

12/31/2013

Grubman Indursky, P.C.

23,300

4.3%

4.1%

$64.00

8/31/2013

IMG Artists, LLC

19,927

3.6%

2.4%

$44.70

   11/30/2014

40

___________________________

1.

Ranked by approximate square feet.

2.

Based on in-place underwritten base rental revenues.

Carnegie Hall Tower (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

U/W NCF and U/W NCF DSCR were calculated including rent from Alson Capital Partners, LLC, which tenant has executed a lease for 18,400 square feet but has not yet taken occupancy. U/W NCF and U/W DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.

2.

Calculated based on the U/W NCF and based on interest-only payments based on an interest rate of 5.9570% calculated on an Actual/360 day basis.

Carnegie Hall Tower (cont.)

41

The borrower is required under the related loan documents to maintain comprehensive all risk insurance and insurance against certain acts of terrorism in an amount equal to 100% of full replacement cost.  If the commercial and business income insurance do not cover acts of terrorism, the borrower must maintain terrorism insurance with coverage for loss resulting from perils and acts of terrorism on terms and amounts consistent with those provided in such general insurance coverages.  The borrower is only required to obtain such coverage to the extent obtainable for annual premiums not in excess of 200% of the then premium for comprehensive all risk stand alone insurance.

Terrorism Insurance Cap:

Additional mezzanine financing permitted subject to certain conditions including but not limited to: (i) the combined DSCR is at least 1.20x, (ii) the combined LTV is not in excess of 80%, and (iii) delivery of an intercreditor agreement that complies with rating agency guidelines.

Future Mezzanine Debt:

Mezzanine financing in the amount of $135,000,000, which is co-terminus with the first mortgage and is subject to an intercreditor agreement that complies with rating agency guidelines.

Mezzanine Debt:

The mortgage property is subject to a ground lease expiring 12/20/2086, with no renewal options.

Ground Lease:

Defeasance permitted beginning two years after securitization.  Prepayment without penalty permitted on or after 4/10/2017.

Defeasance/Prepayment:

Hard

Lockbox:

None

Reserves:

Leasehold

Ownership Interest:

1.97x(1)(2)

U/W NCF DSCR:

$22,648,606(1)

U/W NCF:

30.9%

Maturity LTV:

30.9%

Cut-Off Date LTV:

$615,000,000 (as of 7/16/2007)

Appraised Value:

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loan Characteristics

Name

Property

Type

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage Pool

Balance

Cut

-

Off Date

U/W NCF

DSCR

(1)

U/W NCF

DSCR

(2)

Cut

-

O

ff

Date LTV

(3)

Innkeepers Portfolio (A-2 Note)

Hotel

$

412,701,271

(4)

12.6

%

1.28

x

(5)(6)

1.12

x

(5)(7)

70.3

%

(5)

One State Street Plaza

Office

295,000,000

9.0

1.54

(8)(9)

1.54

(8)(9)

59.0

(10)

District at Tustin Legacy

Anchored Retail

206,000,000

6.3

1.20

1.20

73.6

(11)

Miami Center

Office

170,000,000

5.2

1.48

(12)(13)

1.48

(12)(13)

53.6

The Legends at Village West

Anchored Retail

137,000,000

4.2

1.39

(14)

1.39

(14)

77.8

(15)

Nashville Multifamily Portfolio

Multifamily

116,769,627

3.6

1.25

(16)

1.2

5

(16)

80.4

(17)

Meyerland Plaza

Regional Mall

92,700,000

2.8

1.21

(18)

1.06

(19)

67.9

Superstition Gateway

Anchored Retail

8

4

,725,000

2.

6

1.34

(20)

1.15

(21)

73.6

Total/Weighted Average:

-

$

1

,

514

,

895

,

898

46.2

%

1.35x

1.29x

68.2%

42

___________________________

See footnotes on next page.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the U/W NCF DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF, and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date balance and the related appraised value.

4.

Reflects the Innkeepers Portfolio Mortgage Loan only, which is part of the Innkeepers Portfolio Loan Combination of $825,402,542.  The amount of $825,402,542 is comprised of two pari passu A Notes consisting of the Innkeepers Portfolio Mortgage Loan and the pari passu A-1 Note.  The pari passu A-1 Note is not part of the Trust.

5.

Based on a  total loan amount of $825,402,542 that includes the Innkeepers Portfolio Mortgage Loan and the pari passu Innkeepers Portfolio Note A-1 Non-Trust Loan.

6.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the first five years based on interest rate of 6.7125% calculated on an Actual/360 day basis. The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.48x.

7.

Calculated based on aggregate in-place U/W NCF and annual debt constant of 7.7533% for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-1 Non-Trust Loan commencing year six.  U/W DSCR based on projected aggregate underwritten net cash flow for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-1 Non-Trust Loan is 1.30x.

8.

U/W NCF and U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). U/W NCF and U/W NCF DSCR also includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

9.

Calculated based on the U/W NCF and interest-only payments based on an interest rate of 6.4800% calculated on an Actual/360 day basis.

10.

Based on the Cut-Off Date and Maturity Date balances and the appraisal dated 10/1/2007.

11.

Reflects the “as-is” appraised market value. The prospective stabilized appraised value as of 10/1/2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-Off Date LTV and the Maturity LTV are each 68.9%.

12.

U/W NCF and U/W NCF DSCR includes base rent for Citicorp North America, Inc. calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

13.

Calculated based on the U/W NCF and interest-only payments based on an interest rate of 6.2500% calculated on an Actual/360 day basis.

14.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 24,647 square feet (3.7% of gross leaseable area) of space leased, paying rent, but not yet occupied and 60,927 square feet lease (9.3% of gross leaseable area), not yet paying rent nor in occupancy.  U/W NCF DSCR is based on interest only payments at a rate of 5.7450% calculated on an actual/360 basis.

15.

Based on the Cut-Off Date and Maturity Date balances of the Legends at Village West Loan and the “as is” appraisal dated 4/1/2007.

16.

Calculated based on aggregate in-place U/W NCF and interest-only payments based on an interest rate of 5.6500% calculated on Actual/360 day basis. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 are each 1.55x.

17.

The Cut-off Date LTV and the Maturity LTV based on the aggregate as renovated and stabilized appraised value of $169,950,000 are each 68.7%.

18.

Calculated based on U/W NCF and interest-only payments for the first three years based on an interest rate of 6.7300% calculated on an Actual/360 day basis.

19.

Calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.

20.

Based on the in-place U/W NCF and calculated based on the annual interest-only payments.

21.

The U/W NCF DSCR is based on 30 year amortizing payments based on an interest rate of 6.2000% calculated on an Actual/360 day basis. The interest only DSCR is 1.34x.

43

Investment Grade and Significant Mortgage Loans

Innkeepers Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

Reflects the Innkeepers Portfolio Mortgage Loan only, which is part of the Innkeepers Portfolio Loan Combination of $825,402,542.  The amount of $825,402,542 is comprised of two pari passu A Notes consisting of the Innkeepers Portfolio Mortgage Loan and the pari passu A-1 Note.  The pari passu A-1 Note is not part of the Trust.

2.

Based on the two Innkeepers Portfolio pari passu A Notes totaling $825,402,542.

3.

Payments of interest only are required through and including the payment date in July 2012.

4.

The hotel flags are Residence Inn (thirty one hotels), Courtyard by Marriot (one hotel), Towneplace Suites (one hotel), Hampton Inn (eight hotels) and Summerfield Suites (four hotels).

5.

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties as of the trailing 12 months ending 7/31/2007.

44

76.2% (as of 7/31/2007)(5)

Occupancy:

1981-2002; renovated 2001-2007

Year Built:

California (9), Illinois (4), Washington (4), Florida (3), Maryland (3), New Jersey (3), Texas (3), Colorado (2), Connecticut (2), Georgia (2), Kentucky (2), New York (2), Pennsylvania (2), Virginia (2), Maine (1) and Michigan (1)

Location:

Island Hospitality Management, Inc., a third party management company

Property Manager:

Portfolio of 45 hotels with an aggregate of 5,683 rooms located in 16 states.(4)

Property:

Apollo Investment Corporation

Sponsor:

30 years(3)

Amortization:

10 years

Term to Maturity:

7/9/2017

Maturity Date:

6.7125% per annum

Interest Rate:

$145,241(2)

Loan Per Room:

$412,701,271(1)

Cut-Off Date Balance:

Acquisition

Purpose:

Investment Grade and Significant Mortgage Loans

Innkeepers Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

ADR:

$117.29(1)

RevPAR:

$89.43(2)

Appraised Value:

$1,173,900,000 (as of 4/23/2007-5/4/2007)(3)

Cut

-

off Date LTV:

70.3%(4)

Maturity LTV:

66.4%(4)

U/W NCF:

$71,639,678(5)

U/W NCF DSCR:

1.12x(4)(6)

Cut

-

Off Date

U/W

NCF DSCR:

1.28x(4)(7)

Ownership In

terest:

Fee(8)

___________________________

1.

ADR is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending 7/31/2007.

2.

RevPAR is the overall average revenue per available room of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending 7/31/2007.

3.

Aggregate of the as-is appraised market values of the 45 properties securing the Innkeepers Portfolio Mortgage Loan. As-is appraised market values assume completion of planned renovations.

4.

Based on a  total loan amount of $825,402,542 that includes the Innkeepers Portfolio Mortgage Loan and the pari passu Innkeepers Portfolio Note A-1 Non-Trust Loan.

5.

Reflects aggregate in-place underwritten net cash flow of the 45 Innkeepers Portfolio Mortgaged Properties.  Projected aggregate underwritten net cash flow is $83,262,215 based on assumption of increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

6.

Calculated based on aggregate in-place U/W NCF and annual debt constant of 7.7533% for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-1 Non-Trust Loan commencing year six.  U/W DSCR based on projected aggregate underwritten net cash flow for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-1 Non-Trust Loan is 1.30x.

7.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the first five years based on interest rate of 6.7125% calculated on an Actual/360 day basis.  The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 (described in footnote (5) above) and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.48x.

8.

Forty-four (44) of the Innkeepers Portfolio Mortgaged Properties are fee simple interests and one property known as Courtyard Fort Lauderdale is a leasehold interest.

45

Investment Grade and Significant Mortgage Loans

Innkeepers Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

46

Future mezzanine financing permitted subject to combined LTV no greater than 80%, combined DSCR at least equal to closing date DSCR of 1.08x, subject to an intercreditor agreement acceptable to lender and rating agencies confirmation of no downgrade, withdrawal of qualification of ratings assigned to the LB-UBS 2007-C7 Trust certificates and ratings with respect to the certificates related to the securitization of the Innkeepers Portfolio pari passu Non-Trust Loan.

Mezzanine Debt:

Guaranty by Sponsor for completion of required capital improvements other than the Immediate PIP Work in an amount up to $22,342,998.

Guaranty:

One property, Courtyard Fort Lauderdale, is subject to a ground lease with the City of Fort Lauderdale expiring 7/31/2034.

Ground Lease:

No

Property Substitutions:

Release of individual properties permitted with partial defeasance based on 115% of allocated loan amount and DSCR of remaining properties the greater of (i) closing date DSCR and (ii) DSCR at release date. Release of unimproved, non-income producing outparcel at Residence Inn Cherry Hill, NJ at any time with release price of $1,300,000 and subject to prepayment premium if released prior to the permitted defeasance date.

Release of Properties:

Defeasance, in whole or in part, permitted beginning two years after the latest securitization of the Innkeepers Portfolio Mortgage Loan or the Innkeepers Portfolio Non-Trust Loan.  Prepayment, in whole only, without penalty permitted three months prior to Maturity Date.

Defeasance/Prepayment:

Hard/Hotel

Lockbox:

Upfront reserves in the amount of $1,495,411 for required repairs, $42,637,605 for immediate property improvement plans (“Immediate PIP Work”) required within first two years from loan closing, and $200,000 ADA litigation reserve at Residence Inn Mountain View property. Springing monthly reserves upon and during continuance of event of default or if net operating income (“NOI”) as of any calendar quarter is less than NOI at loan closing (as adjusted for any property releases) for real estate taxes, insurance premiums (if not covered under a blanket insurance policy), ground rent, FF&E replacements (to extent borrower not making required FF&E expenditures), and franchise termination fees for certain Marriott franchised properties. Ongoing reserves of $100,000 per month from 1/9/2013 through 4/9/2015 to the Hampton Inn Germantown Franchise Reserve account for assumed PIP work, provided however, in lieu of the monthly cash reserve deposits, the borrower may deliver a letter of credit in the amount of $2,700,000 or Sponsor Completion Guaranty in the amount of $2,700,000.

Reserves:

Investment Grade and Significant Mortgage Loans

Innkeepers Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by the aggregate allocated loan amount per state.

2.

Occupancy is average occupancy for each state based on average occupancy per property in the specified state for the trailing twelve months ending 7/31/2007.

3.

Average daily rate (“ADR”) is the average ADR for each state based on average ADR per property in the specified state for the trailing twelve months ending 7/31/2007.

4.

Average revenue per available room (“RevPAR”) is the average RevPAR for each state for the trailing twelve months ending 7/31/2007.

5.

Allocated Loan Amount is based on the entire Innkeepers Portfolio Loan Combination.

Location

(1)

# of Properties

# of Rooms

Occupancy

(2)

ADR

(3)

RevPAR

(4)

Appraised Value

Allocated Loan Amount

(5)

California

9

1,314

80.2%

$130.86

$104.92

$350,800,000

$246,657,476

Washington

4

504

78.7%

$133.13

$104.76

$121,800,000

$85,641,051

New Jersey

3

386

83.4%

$121.70

$101.46

$91,000,000

$63,984,695

Illinois

4

560

70.2%

$105.39

$73.98

$89,100,000

$62,648,748

Texas

3

412

80.3%

$101.05

$81.11

$83,100,000

$58,429,979

Maryland

3

393

66.4%

$126.34

$83.89

$72,600,000

$51,047,129

Florida

3

371

70.5%

$107.72

$75.97

$68,600,000

$48,234,614

Colorado

2

284

74.5%

$108.70

$80.99

$51,200,000

$36,000,179

Georgia

2

280

71.6%

$110.75

$79.34

$46,200,000

$32,484,537

Pennsylvania

2

245

72.5%

$107.94

$78.28

$44,200,000

$31,078,279

Virginia

2

184

81.3%

$105.50

$85.75

$36,100,000

$25,382,938

New York

2

192

77.2%

$118.23

$91.25

$33,300,000

$23,414,179

Kentucky

2

176

78.4%

$96.05

$75.29

$31,500,000

$22,148,548

Connecticut

2

192

77.3%

$113.43

$87.70

$27,100,000

$19,054,782

Michigan

1

112

73.6%

$98.69

$72.66

$14,500,000

$10,195,363

Maine

1

78

74.6%

$111.77

$83.42

$12,800,000

$9,000,045

Total/Weighted Average

45

5,683

76.2%

$117.29

$89.43

$1,173,900,000

$825,402,542

47

Investment Grade and Significant Mortgage Loans

One State Street Plaza

Investment Grade and Significant Mortgage Loans

___________________________

1.

Occupancy percentage includes 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA).  Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of 3/31/2022 (251,072 square feet) and 11/30/2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on 3/31/2022, permitting People of the State of New York  to lease such space directly from the related borrower through 11/30/2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through 3/31/2022. The current occupancy percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%.  Occupancy percentage also includes 25,871 square feet leased to the Telx Group, although the tenant is currently in occupancy of temporary space while the leased premises are built-out.

48

85.7% leased (as of 9/19/2007)(1)

Occupancy:

1972

Year Built:

New York, New York

Location:

Acta Realty Corp., an affiliate of the borrower

Property Manager:

35 story, Class A office building containing approximately 909,699 square feet

Property:

Zev Wolfson

Sponsor:

Interest Only

Amortization:

10 years

Term to Maturity:

11/11/2017

Maturity Date:

6.4800% per annum

Interest Rate:

$324

Loan Per Square Foot:

$295,000,000

Cut-Off Date Balance:

Refinance

Purpose:

Major Tenants:

Tenant

(

1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(2

)

Ratings

(

3

)

Lease

Expiration Date

Fitch Investors Services, Inc.

171,081

18.8%

21.7%

$36.81

NR

12/31/2014

Ambac Indemnity Corporati

on

155,226

17.1%

18.2%

$34.05

AAA/AAA

9/30/2019

Mizuho Corporate Bank (USA)

150,160

16.5%

18.0%

$34.85

A+/A+

Various

(4)

People of the State of New York

126,140

13.9%

17.9%

$41.25

NR

(4)

11/30/2012

(4)

Source Media Inc.

79,296

8.7%

9.

7%

$35.63

NR

2/28/2025

(5)

49

___________________________

1.

Ranked by approximate square feet.

2.

Based on in-place underwritten base rental revenues.

3.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

4.

Mizuho Corporate Bank (USA) leases a total of 276,300 square feet, of which 150,160 square feet space is dark. Mizuho Corporate Bank (USA) is subject to multiple leases with expiration dates of 3/31/2022 (251,072 square feet) and 11/30/2012 (25,228 square feet).   In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on 3/31/2022, permitting People of the State of New York  to lease such space directly from the related borrower through 11/30/2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period.Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through 3/31/2022.

5.

Source Media Inc. has a free rent period from 9/1/2009 to 2/28/2010. A reserve of $1,412,460 has been escrowed upfront which represents the six-months of free rent.

Investment Grade and Significant Mortgage Loans

One State Street Plaza (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

One State Street Plaza (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Based on the Cut-Off Date and Maturity Date balances and the appraisal dated 10/1/2007.

2.

U/W NCF and U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). U/W NCF and U/W NCF DSCR also includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan. U/W NCF and U/W NCF DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from 9/1/2009 through 2/28/2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent.

3.

Calculated based on the U/W NCF and interest-only payments based on an interest rate of 6.4800% calculated on a Actual/360 day basis.

4.

The One State Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner.  No value or underwritten revenue was attributed to the air rights lease.

50

Monthly reserves will be collected for taxes, insurance and replacement reserves. At the closing of the mortgage loan, the related borrower deposited $3,000,000 into a VOS Rollover Reserve Account, which will be used for tenant improvements or leasing commissions for any of the vacant office space at the mortgaged property, exclusive of the 171,081 square feet of space leased to Fitch Investors Services, Inc. (the “Fitch Space”). In the event the vacant office space located on the 23rd and 24th floor of the Mortgaged Property or any two floors excluding the Fitch Space are fully leased up and lender shall have received, among other things, an estoppel certificate confirming that all work required for any leased space is complete and all applicable tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the VOS Rollover Reserve Account will be deposited into the Fitch Rollover Reserve Account. Subject to the terms of the Fitch Rollover Reserve, the funds deposited into the Fitch Rollover Reserve in excess of $7,000,000 will be released to the related borrower in accordance with the term of the related loan documents. The related borrower is permitted to transfer, upon request, the funds in the VOS Rollover Reserve Account to the Fitch Rollover Reserve Account.

Reserves:

Fee(4)

Ownership Interest:

1.54x(2)(3)

U/W NCF DSCR:

$29,918,009(2)

U/W NCF:

59.0%(1)

Maturity LTV:

59.0%(1)

Cut-Off Date LTV:

$500,000,000 (as of 10/1/2007)

Appraised Value:

Investment Grade and Significant Mortgage Loans

One State Street Plaza (cont.)

Investment Grade and Significant Mortgage Loans

51

Future mezzanine financing permitted subject to certain conditions including DSCR of at least 1.40x and LTV of not greater than 60.0%.

Future Mezzanine Debt:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted on or after 8/11/2017.

Defeasance/Prepayment:

Hard

Lockbox:

Commencing on 6/30/2013, unless the related borrower has deposited a letter of credit acceptable to lender in accordance with the terms of the related loan documents, in an amount equal to $7,000,000. On each monthly payment date, all excess cash flow shall be deposited into the Fitch Rollover Reserve Account until the balance is $7,000,000. In the event that Fitch Investors Services, Inc. (“Fitch”) renews or extends its lease beyond 12/31/2014 (the “Fitch Lease Expiration Date”) or the Fitch space is leased to third party tenants for a term beyond the Fitch Lease Expiration Date and lender shall have received, among other things, an estoppel certificate confirming that all work required for the Fitch Space for Fitch and/or any new tenant is complete and Fitch and/or such new tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the Fitch Rollover Reserve Account shall be deposited into the VOS Rollover Reserve Account; provided, however, in the event the vacant office space on the 23rd and 24th floors (or any two other floors excluding the Fitch space) are, among other requirements, fully leased and lender shall have received, among other things, an estoppel certificate confirming that all work required for the space on the 23rd floor or 24th floor (or such other two floors not constituting the Fitch Space) is complete and all applicable tenants have accepted possession of their space and are paying full, unabated rent, then the funds remaining on deposit in the Fitch Rollover Funds shall be released to the related borrower in accordance with the terms of the related loan documents. At closing of the mortgage loan, the related borrower deposited $905,485 into the Telx Reserve, representing outstanding tenant improvement obligations owed to Telx Group. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. At the closing of the mortgage loan, the related borrower deposited $1,412,460 into the Source Media Free Rent Reserve, representing six months of free rent from 9/1/2009 to 2/28/2010 associated with the Source Media, Inc. space.

Reserves (cont.):

Investment Grade and Significant Mortgage Loans

District at Tustin Legacy

Investment Grade and Significant Mortgage Loans

___________________________

1.

Based on collateral square feet of the District at Tustin Legacy Mortgaged Property.

2.

Collateral consists of 521,694 square feet comprised of 369,512 square feet of major stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements and the five related outparcel pads on which those improvements are situated. Collateral also consists of the Target anchor pad but not the Target store, and five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads. Collateral does not include the other major tenants, Costco and Lowe’s, both of which own their stores and pads.

3.

NAP means not applicable as the newly developed District at Tustin Legacy had its grand opening August 17, 2007 and as such, sales are not yet available.

52

Purpose:

Refinance

Cut

-

Off Date Balance:

$206,000,000

Loan Per Square Foot:

$395

(1)

Interest Rate:

6.

90

00% per annum

Maturity Date:

11

/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsors:

Lee and Nancy Hanley and

Kimco Realty Corporation.

Property:

Lifestyle /

Power

center with 985,684

square feet of gross leasable area.

(2)

Property Manager:

Vestar Properties, Inc., an affiliate of the borrower

Location:

Tustin, California

Year Built:

2006

-

2007

Small Shops

Sales/SF:

NAP

(3)

Small Shops

Cost of Occupancy:

NAP

(3)

Investment Grade and Significant Mortgage Loans

District at Tustin Legacy (cont.)

Investment Grade and Significant Mortgage Loans

Top Five

Major Tenants:

Target (134,639 square feet; rated A+/A+), AMC Theatres (68,159 square feet; rated B/B), Whole Foods (60,550 square feet; rated BB+/NR), TJ Maxx/Home Goods (57,000 square feet; rated A/NR) and Best Buy (30,000 square feet; rated BBB /BBB+).(1)

Other

Significant Tenants:

Costco (160,417 square feet;

rated

A/AA

-

), Lowe’s (138,134 square feet;

rated

A+/A+)

.

(1

)

(2)

Top Five

Small

Shop

s

Tenants:

Tenant

(3

)

Approx.

Square Feet

% Total

Square Feet

(4)

% Total Base

Revenues

(5)

Rent

PSF

(

6

)

Lease

Expiration Date

JT Schmid’s

8,008

6.3

%

1.7

%

$

36.00

9/30/2022

Bluewater Grill

7,250

5

.7%

1.5

%

$

36.00

12/31/2022

The Auld Dubliner

5,000

3.9

%

1.2

%

$40.00

12/31/2017

Panera Bread

4,600

3.6

%

1.0

%

$

36.00

7/31

/2017

Gstage

4,50

0

3.5

%

0.8

%

$

32.50

10/30/2017

Majors Sales:

NAP

(7

)

Overall Occupancy:

99.2

% (as of

11/6

/2007

)

(8

)

Appraised Value:

$

280,000,000

(as of 9/13/

2007)

(9

)

Cut

-

Off Date LTV:

73.6

%

(9

)

Maturity LTV:

73.6%

(9

)

53

___________________________

1.

Credit ratings for Major Tenants and Other Significant Tenants are those by S&P and Fitch, respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

2.

Other Significant Tenants, Costco and Lowe’s, with an aggregate of 298,551 square feet, own their stores and improvements, none of which are part of the collateral.

3.

Ranked by approximate square feet.

4.

The percentages of total square feet are based on small shops square footage of 127,141.

5.

The percentages of base revenues are based on underwritten base rental revenues excluding any base rental revenues attributed to vacant lease-up assumptions.

6.

Reflects in-place base rent.

7.

NAP means not applicable as the newly developed District at Tustin Legacy had its grand opening August 17, 2007 and as such, sales are not yet available.

8.

As of 11/6/2007, the District at Tustin Legacy was 99.2% leased, with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy is expected to be 92.3% opened for business by 11/16/2007, with the remaining tenants opening by mid-2008.

9.

Reflects the as-is appraised market value. The prospective stabilized appraised market value as of 10/1/2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-Off Date LTV and the Maturity Date are each 68.9%.

Investment Grade and Significant Mortgage Loans

District at Tustin Legacy (cont.)

Investment Grade and Significant Mortgage Loans

U/W NCF:

$

17,

231,904

U/W NCF DSCR:

1.20x

Cut

-

Off Date U/W NCF DSCR:

1.20x

Ownership Interest:

Fee

Reserves:

Upfront reserve in the amount of $539,830 to be released to the borrower as certain specified tenants accept possession of their leased premises and confirm that their rental obligation will commence within 90 days after the date of disbursement. Ongoing reserves for taxes and insurance, provided however, insurance reserves not required if property is covered under Sponsor’s blanket insurance policy. Lease termination reserve for any lease termination payments received.

Lockbox:

Springing

Hard

Defeasance/Prepayment:

Defeasance permitted, in whole, two years after Issue Date. Prepayment, in whole, without penalty permitted four months prior to maturity date.

Mezzanine Debt:

Future mezzanine financing permitted subject to certain conditions, including combined DSCR (including mezzanine financing) of at least 1.05x, combined LTV (including mezzanine financing) shall not exceed 90%, subject to intercreditor agreement in form and substance acceptable to the lender and rating agencies confirmation of no downgrade, withdrawal or qualification of ratings assigned to the LB-UBS 2007-C7 certificates.

Guaranty:

Completion guaranty

provided by Sponsors.

Disposition and Development Agreement:

The District at Tustin Legacy was developed under a Disposition and Development Agreement (“DDA”) with the City of Tustin. Pursuant to the DDA, the District at Tustin Legacy borrower and the District at Tustin Legacy Mortgaged Property is subject to certain obligations and restrictions as provided in the DDA.

54

Investment Grade and Significant Mortgage Loans

Miami Center

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

Cut

-

Off Date Balance:

$

170,000,000

Loan Per Square Foot:

$

21

7

Interest Rate:

6.2500%

per

annum

Maturity Date:

9/11/2012

Term to Maturity:

5 years

Amortization:

Interest Only

Sponsors:

Crescent Real Estate Equities Limited Partners

hip,

and

J.P. Morgan U.S. Real Estate Income and Growth Direct,

LP

Property:

35

-

story, Class A

office building containing 784,040

square feet of net rentable area.

Property Manager:

Crescent Property Servi

ces, Inc., an affiliate of the b

orrower

Location:

Miami, Florida

Year Built:

198

2; renovated in 1991

Occupancy:

93.9

% (as of

8

/1

5

/200

7

)

55

Major Tenants:

Tenant

(

1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(

2)

Rent

PSF

(2

)

Ratings

(3

)

Lease

Expiration Date

Citicorp North America, Inc.

(4)

(5)

176,667

22.5%

21.6%

$26.76

AA/AA

1/31/2020

Stanford Group Holdings, I

nc.

(6

)

93,477

11.9%

13.4%

$31.47

NR

6/30/2016

Shutts & Bowen LLP

(7)

80,265

10.2%

10.7%

$29.08

NR

10/31/2015

Shook, Hardy and Bacon L.L.P.

70,362

9.0%

10.7%

$33.23

NR

11

/30/201

0

MCIMetro Access Transmission Services

L

LC

41,615

5.3%

4.7%

$24.62

NR

9/

30/2010

56

___________________________

1.

Ranked by approximate square feet.

2.

Based on in-place underwritten base rental revenues.

3.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

4.

Citicorp North America, Inc. has the one-time right to terminate the lease on the entire portion of its premises located on any single floor of the building on 1/31/2016, with 12 months notice.

5.

Citicorp North America, Inc. executed an extension of its lease with such extension, commencing on 2/1/2009 and expiring on 1/31/2020. Commencing on 4/1/2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on 2/1/2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space(153,879 square feet).  At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on 2/11/2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the "Cap"). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower.  The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.

6.

Stanford Group Holdings, Inc. has a one-time right to terminate the lease on the entire portion of its premises or decrease a portion of its space on the 12th floor (22,783 square feet) on 6/30/2013, with 12 months notice.

7.

Shutts & Bowen LLP occupies 80,265 square feet, with 68,727 square feet expiring on 10/31/2015, 8,761 square feet expiring on 10/31/2008 and 2,777 square feet expiring on 6/30/2008.  The tenant occupies the 2,777 square foot space free of rent.  No rental revenues were underwritten for such space. The total square feet and rent per square foot includes the 2,777 square foot space.  Shutts & Bowen LLP has the right to terminate the lease with respect to its 8,761 square foot space at any time on or after 6/30/2007, with 150 days notice.

Investment Grade and Significant Mortgage Loans

Miami Center (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Miami Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

U/W NCF and U/W NCF DSCR includes base rent for Citicorp North America, Inc. calculated by averaging actual rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

2.

Calculated based on the U/W NCF and based on interest-only payments based on an interest rate of 6.2500% calculated on an Actual/360 day basis.

57

Commencing on 10/11/2008, additional unsecured subordinate financing permitted subject to certain conditions including but not limited to: (i) the combined DSCR is at least 1.15x and (ii) the combined LTV is not in excess of 80%.

Future Unsecured Subordinate Debt:

Defeasance permitted after 9/4/2010. The greater of yield maintenance or 1% of the amount prepaid permitted on and after 9/4/2010.  Prepayment without penalty permitted after 6/10/2012.

Defeasance/Prepayment:

Hard

Lockbox:

Fee

Ownership Interest:

Ongoing reserves for taxes, insurance, capital expenditures and condominium common charges upon the occurrence of certain trigger events.  All excess cash flow is required to be deposited into a Major Tenant Rollover Reserve upon, among other things, (i) the date that is 12 months prior to end of the lease term (including renewal terms) of Citicorp North America, Inc. or Stanford Group Holdings, Inc., (ii) the required notice date for renewal options pursuant to the leases of Citicorp North America, Inc. or Stanford Group Holdings, Inc., or (iii) 20% or more of the space occupied under the Citicorp North America, Inc. or Stanford Group Holdings, Inc. leases is surrendered, vacated or terminated.  Such excess cash flow sweep is required to terminate upon (i) approximately $50.00 per square foot of applicable space has been accumulated in the Major Tenant Rollover Reserve has been provided in the form of a Letter of Credit, (ii) the applicable tenant exercises its renewal or extension option for at least 80% of such space, or (iii) at least 80% of applicable space has been leased to one or more acceptable replacement tenants.  Additionally, all excess cash flow is required to be swept into an Excess Cash Flow Reserve Fund upon, among other things, the DSCR as calculated at the end of any calendar quarter being less than 1.10x.  Such excess cash flow sweep is required to terminate upon the property achieving a DSCR of at least 1.20x for two consecutive calendar quarters.  In the calculation of DSCR for purposes of the excess cash flow sweep, any free rent associated with a Citicorp North America lease shall be assumed to be paid in full.

Reserves:

The Miami Center Mortgaged Property is an office condominium unit within Miami Center created pursuant to a certain Declaration of Condominium for Miami Center executed 2/23/1989, as amended by a certain First Amendment to Declaration of Condominium for Miami Center dated 8/29/1990.

Condominium:

1.48x(1)(2)

U/W NCF DSCR:

$15,910,826(1)

U/W NCF:

53.6%

Maturity LTV:

53.6%

Cut-Off Date LTV:

$317,000,000 (as of 8/17/2007)

Appraised Value:

Investment Grade and Significant Mortgage Loans

The Legends at Village West

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

(1)

Cut

-

Off Date Balance:

$

137

,000,000

Loan Per Square Foot:

$2

31

(2)

Interest Rate:

5.

745

0

%

per

annum

Anticipated Maturity Date:

8/1/2017

Maturity Date:

8

/1/20

3

7

Term to Maturity:

10

years

Amortization:

Interest Only

Sponsor:

Lege

nds of KC, LP

(3)

Property:

Anchored retail center

comprised of

658,453

square feet

of gross leaseable area.

(4)

Property Manager:

Red Asset Management, Inc.,

an

affiliate of

the borrower

Location:

Kansas City, Kansas

Year Built:

2006

Occupancy:

94.7

%

(5)

In

-

Line Sales/SF:

$

27

6

(6)

In

-

Line Cost of Occupancy:

1

1

.

6

%

(6)

___________________________

1.

2.

Refinance of KeyBank construction loan.

Loan Per Square Foot is based on the collateral square footage of 592,413, which excludes tenant own improvements and ground leased from the borrower.

3.

Borrower sponsorship is RED Development, LLC.

4.

Collateral consists of 658,453 square feet, which includes seven out parcels totaling 66,040 square feet, that are tenant owned improvements and leased from the borrower.  Therefore, the pads, but not the improvements are part of the collateral. Included in the total square footage is future construction of 46,000 square feet (7.0% of gross leaseable area), of which 6,000 square feet is in-line space, with a  lease in in place for 3,000 square feet and 40,000 square feet for two out-parcels with leases in place for both out-parcels.

5.

The occupancy percentage is inclusive of the seven out parcels and is based on the total space (658,453 square feet) as of the rent roll dated 10/3/2007. The occupancy rate includes 24,647 square feet (3.7% of gross leaseable area) of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet (9.3% of gross leaseable area) of tenants with executed leases, but not yet paying rent nor in occupancy. Borrower pays $350,000 interest in advance monthly through the fifth monthly payment date.

6.

Based on eight months as of 8/31/2007 and annualized. Excludes in-line tenants that have less than eight months sales history.

58

Investment Grade and Significant Mortgage Loans

The Legends at Village West (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Credit ratings for anchors are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

2.

Anchor sales represents trailing 12 months as of 8/31/2007.  Sales are not available for TJ Maxx and Linen N Things.

3.

Ranked by approximate square feet.

4.

The percentages of total base revenues includes income from borrower-owned collateral and pad leases, net of underwritten vacancy.

5.

In-line sales represents trailing 12 months as of 8/31/2007.

59

Dave & Busters ($8.2  million, $175.20 per square foot), TJ Maxx, Linens N Things, Off Broadway Shoes  ($3.5 million, $160.21 per square foot), Home Decorators Collection ($1.0 million, $50.23 per square foot) Old Navy ($4.7 million, $270.46 per square foot) and the Nike ($6.9 million, $454.16 per square foot). (2)

Anchor Sales:

Dave & Busters (46,953 square feet, rated B-/NR lease expiration - 11/30/2015), TJ Maxx (30,271 square feet, rated A-/NR, lease expiration - 10/31/2015), Linens N Things (28,017 square feet, rated B-/B-, lease expiration - 1/31/2016), Off Broadway Shoes (21,554 square feet, lease expiration - 12/31/2015), Home Decorators Collection (20,410 square feet, rated BBB+/BBB+, lease expiration - 1/31/2017), Old Navy (17,266 square feet, rated BB+/BB+, lease expiration - 7/31/2011) and Nike (15,286 square feet, rated A+/NR, lease expiration - 4/30/2011).(1)

Anchors:

5/31/2016

$141.67

1.3%

3.9%

16,207

Cavender’s

12/31/2016

$77.40

2.5%

4.1%

16,846

Pin Up Bowl

1/31/2017

$144.70

1.7%

4.1%

16,981

Books-A-Million

12/31/2020

$418.89

2.6%

4.1.%

17,000

T-Rex

12/31/2022

NAV

3.7%

4.3%

17,927

Deggie’s Karma dba SoHo

Lease

Expiration Date

Sales
PSF (5)

% Total Base
Revenues(4)

% Total Inline

Square Feet

Approx.
Square Feet

Tenant(3)

In-Line
Tenants:

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

Appraised Value and Cut-Off Date LTV are based on the “as-is” value as of 4/1/2007.   The “as stabilized” value as of 4/1/2009 is $204,500,000.

2.

Based on the Cut-Off Date and Maturity Date balances of the Legends at Village West Loan and the “as is” appraisal dated 4/1/2007.

3.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 24,647 square feet (3.7% of gross leaseable area) of space leased, paying rent, but not yet occupied and 60,927 square feet lease (9.3% of gross leaseable area), not yet paying rent nor in occupancy.  U/W NCF DSCR is based on interest only payments at a rate of 5.7450% calculated on an actual/360 basis.

4.

A Collection and Disbursement Agreement was executed at closing.

The Legends at Village West (cont.)

60

Additional mezzanine and/or subordinate debt permitted provided that, among other things: (i) the combined DSCR is at least 1.10x, (ii) the combined LTV is not in excess of 85%, (iii) the mezzanine and/or subordinate debt complies with the rating agencies’ then current requirements for a "conforming" mezzanine and/or subordinate loan, and (iv) a rating agency confirmation from each of the rating agencies has been obtained.

Future Mezzanine Debt:

To offset tenants with executed leases, but not yet in occupancy, nor paying rent, the borrower pays interest in advance in the amount of $350,000 on each of the first five interest only payment dates. Such interest is credited to borrower at each subsequent interest only monthly payment date so that the final credit shall take place on the sixth interest only monthly payment date. In the event of a default prepaid interest may be applied to the reduction of the outstanding principal balance.

Other Reserves/Guarantees:

Defeasance permitted beginning two years and fifteen days after issue date. Prepayment without penalty permitted 6 months prior to the anticipated repayment date or 246 months prior to scheduled maturity date.

Defeasance/Prepayment:

Springing Hard(4)

Lockbox:

If borrower provides lender with satisfactory evidence of payment of taxes, then the escrow is waived. If borrower maintains blanket policies of insurance, then the escrow for insurance is waived. If lender determines, from site inspections that the property is not being properly maintained, the borrower will be required to deposit $7,530.75 per month into the replacement reserve account. If the debt service coverage ratio for interest-only payments falls below 1.10x, then rollover reserves are funded at $30,000 per month until the DSCR reaches 1.10x or higher.

Reserves:

Fee

Ownership Interest:

1.39x(3)

U/W NCF DSCR:

$11,087,207(3)

U/W NCF:

77.8%(2)

Maturity LTV:

77.8%(2)

Cut-Off Date LTV:

$176,000,000 (as of 4/1/2007)(1)

Appraised Value:

Investment Grade and Significant Mortgage Loans

Nashville Multifamily Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

Year renovated reflects planned capital expenditure program for each of the Nashville Portfolio Mortgaged Properties begun in 2007.

2.

Overall average of the four Nashville Multifamily Portfolio Mortgaged Properties based on 96.3% occupancy for Cherry Creek Apartments, 94.5% occupancy for Arbors of Brentwood Apartments, 93.6% occupancy for Cambridge at Hickory Hollow Apartments and 94.2% occupancy for Preakness Apartments.

61

95.0% (as of 8/2/2007)(2)

Occupancy:

Cherry Creek Apartments: 1985, 1996, 1999, renovated 2007; Arbors of Brentwood Apartments: 1986, renovated 2007; Cambridge at Hickory Hollow Apartments: 1997, renovated 2007; Preakness Apartments: 1985, renovated 2007.(1)

Year Built:

Hermitage, TN (Cherry Creek Apartments); Nashville, TN (Arbors of Brentwood Apartments); Antioch, TN (Cambridge at Hickory Hollow Apartments, Preakness Apartments)

Location:

New Dawn Residential Group LLC, an affiliate of the borrower

Property Manager:

Four garden-style apartment complexes with an aggregate of 1,593 residential units (801 one-bedroom units, 664 two-bedroom units and 128 three-bedroom units)

Property:

New Dawn Companies, LLC and an affiliate of Lehman Brothers

Sponsor:

Interest Only

Amortization:

5 years

Term to Maturity:

8/11/2012

Maturity Date:

5.6500% per annum

Interest Rate:

$73,302

Loan Per Unit:

$116,769,627

Cut-Off Date Balance:

Acquisition

Purpose:

Investment Grade and Significant Mortgage Loans

Nashville Multifamily Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Aggregate of the as-is appraised market values based on individual appraised values of $67,550,000 for Cherry Creek Apartments, $31,000,000 for Arbors of Brentwood Apartments, $30,250,000 for Cambridge at Hickory Hollow Apartments and $16,400,000 for Preakness Apartments. The aggregate as renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of 7/12/2009 is $169,950,000 based on individual appraised values of $76,800,000 for Cherry Creek Apartment, $37,000,000 for Arbors of Brentwood Apartments, $35,250,000 for Cambridge at Hickory Hollow Apartments and $20,900,000 for Preakness Apartments.

2.

3.

The Cut-off Date LTV and the Maturity LTV based on the aggregate as renovated and stabilized appraised value of $169,950,000 (described in footnote (1) above) are each 68.7%.

Reflects aggregate in-place U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties.  The aggregate U/W NCF is projected to be $10,347,246 based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.

4.

Calculated based on aggregate in-place U/W NCF and interest-only payments based on an interest rate of 5.6500% calculated on Actual/360 day basis. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 (described in footnote (3) above) are each 1.55x.

5.

At closing, the mezzanine borrower established an upfront reserve of $3,510,000 under the control of the Nashville Multifamily Portfolio mezzanine loan lender for debt service shortfalls in the mortgage loan, if any, and the mezzanine loan, and an upfront reserve of $1,000,000 under the control of the Nashville Multifamily Portfolio mezzanine loan lender for working capital contributions to the mortgage borrower.

62

No

Substitution of Properties:

Release of individual properties permitted with defeasance based on 125% of allocated loan amount, DSCR (including the mezzanine loan) of remaining properties equal to the greater of (i) closing date DSCR and (ii) DSCR at release date, and LTV (including the mezzanine loan) of remaining properties no greater than (i) closing date LTV and (ii) LTV at release date.

Release of Properties:

$32,130,373 co-terminus mezzanine financing subject to an intercreditor agreement.(5)

Mezzanine Debt:

Defeasance, in whole or in part with releases, permitted two years after securitization.  Prepayment, in whole only, without penalty permitted three months prior to maturity date.

Defeasance/Prepayment:

Springing Hard

Lockbox:

Upfront reserves in the amounts of $12,563,124 for budgeted capital expenditures and $451,200 for immediate required repairs.  Ongoing reserves for taxes and, if not covered under blanket insurance policy, for insurance.  Ongoing monthly deposits of $33,440 for replacement reserves.

Reserves:

Fee

Ownership Interest:

1.25x(4)

Cut-Off Date U/W NCF DSCR:

1.25x(4)

U/W NCF DSCR:

$8,387,740(3)

U/W NCF:

80.4%(2)

Maturity LTV:

80.4%(2)

Cut-Off Date LTV:

$145,200,000 (as of 7/12/2007)(1)

Appraised Value:

Investment Grade and Significant Mortgage Loans

Meyerland Plaza

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

Cut

-

Off Date Balance:

$

92,700,000

Loan Per Square Foot:

$

117

(1)

Interest Rate:

6.7300

% per annum

Maturity Date:

10

/1

1

/201

7

Term to Maturity:

10 years

Amortization:

30 years

(2)

Sponsor:

Ronus, Inc.

Property:

Regional mall with 936,543 square feet of gross leasable area.

(3)

Property Manager:

Ronus Properties,

LLC,

an affiliate of the b

orrower

Location:

Houston, Texas

Year Built:

1957

; renovated

1993

-

1996 and 2

005

-

2006

In

-

Line Sales/SF:

$

51

5

(4

)

In

-

Line Cost of Occupancy:

5.9

%

(4

)

Anchors:

JCPenney (201,872 square feet; rated BBB-/BBB, Target(5) (116,010 square feet; rated A+/A+), Palais Royal(102,615 square feet)(6) and Bed, Bath & Beyond (59,252 square feet; rated BBB/NR).(7)

63

___________________________

1.

Based on collateral square feet.

2.

Payments of interest only are required through and including the payment date in October 2010.

3.

Reflects gross leasable area of the entire mall adjusted to exclude certain second floor warehouse space. Collateral consists of 789,394 square feet comprised of 363,739 square feet of anchor space, 272,285 square feet of junior anchor space and 153,370 square feet of in-line mall space.  In addition, five outparcel pads, but not the 31,139 square feet of tenant-owned improvements on these pads, are part of the collateral.

4.

In-Line Sales/SF and In-Line Cost of Occupancy for the year 2006 reflect tenants occupying less than 7,000 square feet.  In-Line Cost of Occupancy reflects rent as a percentage of sales and excludes other costs associated with in-line tenants occupying their space.

5.

Target owns its store and improvements, neither of which is part of the collateral.

6.

Palais Royal’s space includes 42,858 square feet used as office space and 22,453 square feet used as warehouse space.

7.

Credit ratings for anchors are those by S&P and Fitch respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

Investment Grade and Significant Mortgage Loans

Meyerland Plaza (cont.)

Investment Grade and Significant Mortgage Loans

Junior

Anchor

s:

24 Hour Fitness (36,498 square feet; rated B/NR), Ross Dress For Less (33,853 square feet; rated BBB/, Stein Mart (33,733 square feet), Circuit City (33,680 square feet), Marshalls (29,900 square feet; rated A/NR), Borders (28,508 square feet), Old Navy (27,633 square feet; rated BB+/BB+), Spirit Halloween(1) (25,156 square feet) and Office Max (23,324 square feet; rated B+/NR).(2)

Anchor Sales:

Palais Royal(3) ($7.6 million)(4)

64

___________________________

1.

Spirit Halloween is a temporary tenant and rent attributed to its space has been excluded from underwritten net cash flow.

2.

Credit ratings for Junior Anchors are those by S&P and Fitch respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

3.

Anchor sales for Palais Royal for the year 2006. No other anchors are required to report their sales.

4.

Palais Royal’s sales reflect sales generated on its 37,304 square feet of retail selling space.

Investment Grade and Significant Mortgage Loans

Meyerland Plaza (cont.)

Investment Grade and Significant Mortgage Loans

Top Five

In

-

Line Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

(2)

% Total Base

Revenues

(3)

Rent

PSF

(4)

Lease

Expiration Date

Talbots

11,790

7.7%

3.4%

$24.90

1/31/2009

Pier 1 Imports

10,799

7.0%

2.5%

$20.00

7/31/2015

Dres

s Barn

9,725

6.3%

2.8%

$24.50

    12/31/2009

Alfred Angelo Bridal

8,390

5.5%

1.7%

$17.43

9/30/2011

Express

7,366

4.8%

2.0%

$23.95

2/28/2012

Overall Occupancy:

99.0% (as of 9/19/2007)

(5)

Appraised Value:

$136,550,000 (as of 8/21/2007)

Cut

-

Off

Date LTV:

67.9%

Maturity LTV:

62.2%

U/W NCF:

$7,651,221

U/W NCF DSCR:

1.06x

(6)

Cut

-

Off Date U/W NCF DSCR:

1.21x

(7)

Ownership Interest:

Fee

65

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total square feet are based on in-line square footage only of 153,370.

3.

The percentages of total base revenues are based on underwritten base rental revenues excluding any base rental revenues attributed to vacant lease-up assumptions

4.

Reflects in-place base rent.

5.

In-line occupancy (including junior anchors) was 97.8% as of 9/19/2007.

6.

Calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.

7.

Calculated based on U/W NCF and interest-only payments for the first three years based on an interest rate of 6.7300% calculated on an Actual/360 day basis.

Investment Grade and Significant Mortgage Loans

Meyerland Plaza (cont.)

Investment Grade and Significant Mortgage Loans

66

Borrower is permitted to obtain the release of a portion of a roadway within the shopping center without any payment consideration in the event that Target Corporation requires the conveyance of such right of way in order to plat Target’s parcel as a separate subdivision lot.

Partial Release:

Future mezzanine financing permitted subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.15x, combined LTV (including mezzanine financing) shall not exceed 85%, delivery of an intercreditor agreement in form and substance acceptable to lender and rating agencies.

Mezzanine Debt:

Defeasance permitted beginning two years after securitization.  Prepayment without penalty permitted three months prior to maturity date.

Defeasance/Prepayment:

Hard

Lockbox:

Ongoing reserves for taxes and insurance. Ongoing reserves in the amounts of (i) $6,578 per month for capital expenditures, provided, however, monthly capital expenditure reserves are not required during such time that the account balance exceeds $157,878, and (ii) $25,000 per month for tenant rollover, provided, however, monthly rollover reserves are not required during such time that the account balance exceeds $1,000,000.

Reserves:

Investment Grade and Significant Mortgage Loans

Superstition Gateway

Investment Grade and Significant Mortgage Loans

___________________________

1.

This loan was used to pay off a KeyBank construction loan.

2.

As of the Cut-Off Date, based on the collateral square feet which excludes 137,930 of tenant-owned improvements.

3.

Payments of interest only are required through and including the payment date in November 2012.

4.

Borrower sponsorship is Diversified Partners and the Desert Troon Companies.

5.

Reflects gross leasable area of the entire center including 137,930 square feet of tenant-owned improvements which are not part of the collateral.

6.

This occupancy percentage includes 17 tenants which comprise 41,733 square feet (8.6% of the center’s gross square feet) of space have not taken occupancy and are not paying rent.

67

2006

Year Built:

Mesa, Arizona

Location:

Anchored retail center comprised of 483,615 square feet of gross leasable area.(5)

Property:

98.4% (as of 10/3/2007)(6)

Occupancy:

Platinum Management Company

Property Manager:

Tim J. Dollander; Tim J. Dollander as Trustee of the TJD Separate Property Trust Dated September 1, 2005; Christopher P. Hinkson; Christopher P. Hinkson as Trustee of the Christopher P. Hinkson Revocable Living Trust Dated October 5, 2005; Walter L. Brown, Jr.; Walter L. Brown, Jr. as Trustee of the Walter L. Brown, Jr. Revocable Trust Dated July 29, 2005(4)

Sponsor:

30 years(3)

Amortization:

10 years

Term to Maturity:

11/1/2017

Maturity Date:

6.2000% per annum

Interest Rate:

$245(2)

Loan Per Square Foot:

$84,725,000

Cut-Off Date Balance:

Refinance(1)

Purpose:

Anchors

:

Kohl’s (88,904 square feet, rated BBB+/BBB+, lease expiration 1/31/2027); LA Fitness (45,000 square feet, lease expiration 2/28/2022); Dickinson’s Theatres, Inc. (42,280 square feet, lease expiration 10/4/2027); Babies R Us (30,624 square feet, rated B/B-, lease expiration 1/31/2017); Ross Dress for Less, Inc. (30,187 square feet, rated BBB/NR, lease expiration 1/31/2017); Best Buy (30,000 square feet, rated BBB/BBB+, lease expiration 1/31/2017); Bed Bath & Beyond (28,042 square feet, rated BBB/NR, lease expiration 12/31/2016); Staples (20,390 square feet, rated BBB+/BBB+, lease expiration 11/30/2016); Petsmart (20,087 square feet, rated BB/NR, lease expiration 3/31/2017).(1)(2)

Anchor Sales:

Not available due to recent lease-up.

In

-

Line/Major

T

enants:

Tenant

Approx.

Square Feet

% Total Inline

Square Feet

% Total Base

Rent

(3)

Sales

PSF

(4)

Lease

Expiration Date

ULTA Beauty

10,880

8.4

%

3.3

%

NAV

11/30

/2016

Party City

10,880

8.4

%

2.6

%

NAV

6

/30/201

2

Famous Footwear

7,000

5.4

%

1.5

%

NAV

10

/31/201

1

Eastern Buffet

5,975

4.6

%

2.3

%

NAV

11/30/201

4

Mattress Firm

5,019

3.9

%

1.8

%

NAV

1/31

/20

12

68

___________________________

1.

Credit ratings for anchor tenants are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

2.

Kohl’s and Babies R Us lease their pads and own their respective improvements, therefore, such improvements are not part of the collateral.

3.

Total base rent includes income from borrower-owned collateral and pad leases, net of underwritten vacancy.

4.

Tenant sales are not available due to recent lease-up.

Investment Grade and Significant Mortgage Loans

Superstition Gateway (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

The U/W NCF DSCR is based on 30 year amortizing payments based on an interest rate of 6.2000% calculated on an Actual/360 day basis. The interest only DSCR is 1.34x.

Superstition Gateway (cont.)

69

73.6%

Cut-Off Date LTV:

$7,180,995

U/W NCF:

1.15x(1)

U/W NCF DCSR:

Fee

Ownership Interest:

Ongoing reserves for taxes and insurance, but so long as the borrower provides evidence of a blanket insurance policy, the monthly insurance escrow payments will not be required. At closing, borrower deposited $1,577,291 into a reserve account related to tenants not yet in place and paying rent. Commencing December 2013, the borrower is required to make monthly deposits in the amount of $16,667 into the rollover reserve, which is capped at $800,000. If the lender determines, from site inspections, that the property is not being properly maintained, the borrower will be required to deposit $2,880 per month into the replacement reserve account.

Reserves:

None

Lockbox:

Defeasance permitted beginning two years and 15 days after issue date. Prepayment without penalty permitted during the last 90 days of the loan term.

Defeasance/Prepayment:

Future mezzanine financing permitted subject to combined LTV no greater than 85% and a minimum combined DSCR of at least 1.01x, and an intercreditor agreement subject to lender’s approval.

Future Mezzanine Debt:

$115,050,000

Appraised Value:

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Top Ten Loan Characteristics

Name

Property Type

Number of

Properties

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage Pool

Balance

Cut

-

Off Date

U/W NCF

DSCR

(1

)

U/W NCF

DSCR

(

2

)

Cut

-

O

ff

Date

LTV

(3)

S&P/Fitch

(4)

Aventura Mall

Regional Mall

1

$

430

,000,000

1

3

.

1

%

1.91

x

(5)

1.

91

x

(5)

47.3

%

(6)

AAA/AA

Innkeepers Portfolio

(

A

-

2

Note)

Hotel

45

412,701,271

(7)

1

2.6

1.28

(8)(9)

1.12

(8)(10)

70.3

(8)

NR/NR

One State Street Plaza

Office

1

295,000,000

9.0

1.54

(11)(12)

1.54

(11)(12)

59.0

(13)

NR/NR

District at Tustin Leg

acy

Anchored Retail

1

206,000,000

6.3

1.20

1.20

73.6

(14)

NR/NR

Carnegie Hall Tower

Office

1

190,000,000

5.

8

1.97

(15)(16

)

1.97

(15)(16

)

30.9

AAA/AA

Miami Center

Office

1

170,000,000

5.2

1.48

(17)(18

)

1.48

(17

)(1

8

)

53.6

NR/NR

The Legends at Village West

Anch

ored Retail

1

137,000,000

4.2

1.39

(19

)

1.39

(19

)

77.8

(20

)

NR/NR

Nashville Multifamily Portfolio

Multifamily

4

116,769,627

3.6

1.25

(2

1

)

1.25

(2

1

)

80.4

(2

2

)

NR/NR

Meyerland Plaza

Regional Mall

1

92,700,000

2.

8

1.21

(2

3

)

1.06

(24

)

67.9

NR/NR

Superstition Gatewa

y

Anchored Retail

1

8

4

,725,000

2.

6

1.34

(2

5

)

1.15

(2

6

)

73.6

NR/NR

Total/Weighted Average:

-

57

$2,13

4

,895,898

65.1

%

1.52

x

1.4

7

x

60.7

%

-

Investment Grade and Significant Mortgage Loans

___________________________

See footnotes on next page.

70

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Top Ten Loans (cont.)

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the U/W NCF DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF, and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date balance and the related appraised value.

4.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. NR means not rated.

5.

Calculated based on U/W NCF and interest-only payments based on an interest rate of 5.9050% calculated on an Actual/360 day basis. The U/W NCF DSCR and the Cut-Off Date U/W NCF DSCR calculated based on the projected U/W NCF are each 2.30x.

6.

Reflects appraised as-is market value. The appraised prospective market value at completion as of 2/1/2008 is $990,000,000 based on completion of the new Nordstrom anchor store and new expansion in-line space. Based on this appraised prospective market value at completion, the Cut-Off Date LTV and Maturity Date LTV are each 43.4%. The appraised prospective market value at stabilization as of 5/1/2008 is $1,020,000,000 based on completion of the new Nordstrom anchor store and new expansion in-line space and certain lease-up assumptions. Based on this appraised prospective market value at stabilization, the Cut-Off Date LTV and Maturity Date LTV are each 42.2%.

7.

Reflects the Innkeepers Portfolio Mortgage Loan only, which is part of the Innkeepers Portfolio Loan Combination of $825,402,542.  The amount of $825,402,542 is comprised of two pari passu A Notes consisting of the Innkeepers Portfolio Mortgage Loan and the pari passu A-1 Note.  The pari passu A-1 Note is not part of the Trust.

8.

Based on a  total loan amount of $825,402,542 that includes the Innkeepers Portfolio Mortgage Loan and the pari passu Innkeepers Portfolio Note A-1 Non-Trust Loan.

9.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the first five years based on interest rate of 6.7125% calculated on an Actual/360 day basis.  The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.48x.

10.

Calculated based on aggregate in-place U/W NCF and annual debt constant of 7.7533% for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-1 Non-Trust Loan commencing year six.  U/W DSCR based on projected aggregate underwritten net cash flow for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-1 Non-Trust Loan is 1.30x.

11.

U/W NCF and U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). U/W NCF and U/W NCF DSCR also includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

12.

Calculated based on the U/W NCF and interest-only payments based on an interest rate of 6.4800% calculated on an Actual/360 day basis.

13.

Based on the Cut-Off Date and Maturity Date balances and the appraisal dated 10/1/2007.

14.

Reflects the “as-is” appraised market value. The prospective stabilized appraised value as of 10/1/2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-Off Date LTV and the Maturity LTV are each 68.9%.

15.

U/W NCF and U/W NCF DSCR were calculated including rent from Alson Capital Partners, LLC, which tenant has executed a lease for 18,400 square feet but has not yet taken occupancy.

16.

Calculated based on the U/W NCF and based on interest-only payments based on an interest rate of 5.9570% calculated on an Actual/360 day basis.

17.

U/W NCF and U/W NCF DSCR includes base rent for Citicorp North America, Inc. calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

18.

Calculated based on the U/W NCF and interest-only payments based on an interest rate of 6.2500% calculated on an Actual/360 day basis.

19.

U/W NCF DSCR and U/W NCF DSCR reflect underwritten occupancy, which includes 24,647 square feet (3.7% of gross leaseable area) of space leased, paying rent, but not yet occupied and 60,927 square feet lease (9.3% of gross leaseable area), not yet paying rent nor in occupancy.  U/W NCF DSCR is based on interest only payments at a rate of 5.7450% calculated on an actual/360 basis.

20.

Based on the Cut-Off Date and Maturity Date balances of the Legends at Village West Loan and the “as is” appraisal dated 4/1/2007.

21.

Calculated based on aggregate in-place U/W NCF and interest-only payments based on an interest rate of 5.6500% calculated on Actual/360 day basis. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 are each 1.55x.

22.

The Cut-off Date LTV and the Maturity LTV based on the aggregate as renovated and stabilized appraised value of $169,950,000 are each 68.7%.

23.

Calculated based on U/W NCF and interest-only payments for the first three years based on an interest rate of 6.7300% calculated on an Actual/360 day basis.

24.

Calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.

25.

Based on the in-place U/W NCF and calculated based on the annual interest-only payments.

26.

The U/W NCF DSCR is based on 30 year amortizing payments based on an interest rate of 6.2000% calculated on an Actual/360 day basis. The interest only DSCR is 1.34x

71

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of some of the reports that are required to be made available to Certificateholders:

Investor Reporting

Name of Report

Description (information provided)

1

Distribution Date Statements

Principal and interest distributions, principal balances

2

Mortgage Pool Data Update Report

Portfolio stratifications

3

Comparative Financial Status Report

Revenue, NOI, DSCR to the extent available

4

Delinquent Loan Status Report

Listing of delinquent Mortgage Loans

5

Historical Loan Modification & Corrected Mortgage Loan Report

Information on modified Mortgage Loans

6

Historical Liquidation Loss Template

Net liquidation proceeds and realized losses

7

REO Status Report

NOI and value of REO

8

Servicer Watch List

Listing of loans in jeopardy of becoming specially serviced

9

Loan Payoff Notification Report

Listing of loans that have given notice of intent to payoff

72

Timeline

Timeline

Timeline

Date

Event

Week of November 12, 2007

Structural & Collateral Term Sheets Available /
Preliminary Prospectus Supplement Available /
Road Shows / Investor Calls / Presale Reports
Available on Rating Agency Websites

Pricing

Closing

73

Week of November 19, 2007

Week of November 26, 2007